UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____ )
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THE AES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2021

Proxy statement

Accelerating the future of energy, together

Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control	61
Payment of Long-Term Compensation Awards in the Event of Termination or Change-in-Control as Determined by the Provisions Set Forth in the 2003 Long-Term Compensation Plan	62
CEO Pay Ratio	64
Report of the Compensation Committee	65
Risk Assessment	65
AUDIT MATTERS
Report of the Financial Audit Committee	67
Information Regarding the Independent Registered Public Accounting Firm	68
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	69
ANNUAL MEETING PROPOSALS
Proposal 1: Election of Directors	72
Proposal 2: Approval, on an Advisory Basis, The Company’s Executive Compensation	73
Proposal 3: Ratification of the Appointment of EY as the Independent Auditor of the Company for Fiscal Year 2021	74
Proposal 4: Non-Binding Stockholder Proposal, to Adopt a By-Law to Subject Approval of any By-Law and Charter Amendments to a Stockholder Vote	75
QUESTIONS AND ANSWERS REGARDING OUR PROXY STATEMENT AND 2021 ANNUAL MEETING	79

March 3, 2021

Dear Fellow Stockholders,

It is my pleasure to invite you to participate in the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) which will be conducted virtually via live webcast on Thursday, April 22, 2021, starting at 9:30 a.m. EDT. The Board implemented a virtual meeting format in 2020 and determined to hold a virtual meeting again this year to enable increased Stockholder participation and access, improve efficiency, reduce costs an protect the health and well-being of our Stockholders and employees in light of the ongoing COVID-19 pandemic. A virtual meeting is also environmentally friendly and is in line with our commitment to sustainable business practices. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. Additional information on how to attend and participate in the Annual Meeting can be found on page 3.

At the Annual Meeting we will ask you to: (i) elect each member of our Board of Directors to serve until the Annual Meeting in 2022, (ii) approve our executive compensation, (iii) ratify the appointment of Ernst & Young as our independent auditor for 2021, and (iv) if properly presented, vote on a matter submitted by a Stockholder. These proposals are described in more detail in the attached Notice of 2021 Annual Meeting of Stockholders and beginning on page 2 of this Proxy Statement.

Despite the unprecedented global challenges created by the COVID-19 pandemic, we delivered strong performance in 2020 and achieved our strategic and financial goals, laying the foundation for strong growth in the coming decade, including:

•Sustainable Growth - signed 3,017 MW of renewables and energy storage under long-term PPAs.

•Innovative Solutions - Fluence, our joint venture with Siemens, is the global leader in the fast-growing energy storage market, which is expected to increase by 15 to 20 GW annually.

•Superior Results - Our credit rating was upgraded to investment grade (BBB-) by S&P.

As further described in Board and Committee Governance beginning on page 15 of this Proxy Statement the Board undertook a number of governance initiatives during 2020. We continue to review and improve our governance practices. We have strengthened our Board succession and recruitment, in line with AES’ strategy, to better lead the Company as it evolves. We are committed to actively seeking women and minority director candidates as part of our succession and recruitment planning and in 2020 we updated our Corporate Governance Guidelines to require that qualified women and racially and ethnically diverse individuals will be included in the pool of candidates from which potential director nominees are chosen.

Your Vote is Important. Stockholder attendance at our annual meetings helps maintain communications between the Company and our Stockholders and improves Stockholders’ understanding of our business and culture. We hope you will be able to join us. Whether or not you plan on attending the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by internet, telephone, or returning your Proxy Card or voting instruction card. Additional information on how to vote can be found in the Proxy Statement Summary.

Sincerely,

John B. Morse, Jr. Chairman and Lead Independent Director

2021 Proxy Statement | 1

Notice of 2021 Annual Meeting of Stockholders

Date & Time	Location
9:30 a.m. EDT April 22, 2021	www.meetingcenter.io/201913255

Record Date
Stockholders of record at the close of business on March 1, 2021 are entitled to notice of, and to vote at, the 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

Items of business
1. To elect ten members to the Board of Directors (the “Board”) of The AES Corporation (the “Company”)
2. To approve, on an advisory basis, the company’s executive compensation;
3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2021;
4. If properly presented, to vote on a non-binding Stockholder proposal seeking to adopt a By-Law to subject approval of any By-Law and Charter Amendments to a Stockholder vote; and
5. To transact such other business as may properly come before the Annual Meeting.

Proxy Voting
Your vote is important. Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. You may vote your shares via the internet, by telephone, or by signing, dating, and returning your Proxy Card or voting instruction card. For specific voting instructions, please refer to the information provided in the following Proxy Statement or the voting instructions you receive that are provided via the internet or mail.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on Thursday, April 22, 2021: the Proxy Statement, Annual Report on Form 10-K and related proxy materials are available free of charge at www.envisionreports.com/aes.

By Order of the Board of Directors,

Paul L. Freedman
Executive Vice President, General Counsel and Corporate Secretary
March 3, 2021

2021 Proxy Statement | 2

Important Information about AES’ Virtual Annual Meeting

AES’ Annual Meeting will be conducted online only, via a live webcast. If you were a holder of record on the close of business on March 1, 2021, you are entitled to participate in the Annual Meeting on April 22, 2021. Below are answers to some frequently asked questions about the virtual annual meeting format.

Why did the Board decide to adopt a virtual format for the Annual Meeting?
The Board decided to hold a virtual Annual Meeting this year to facilitate and increase Stockholder attendance and participation by providing equal meeting access to all of our Stockholders - not just those Stockholders who have the resources to travel to an in-person meeting and to protect the health and well-being of our Stockholders and employees in light of the ongoing COVID-19 pandemic. Over the last five years, we have had limited attendance at our in-person annual meetings. With a virtual format, Stockholders are able to participate in the Annual Meeting from any location in the world and our Stockholders who do not have an internet connection or computer access are able to listen to the Annual Meeting through a toll-free telephone number. We believe this virtual format better serves the needs of our diverse and global Stockholder base. A virtual meeting also provides an additional opportunity for Stockholders to communicate with the Board by submitting questions before and during the meeting through the virtual meeting portal as described below, and it eliminates many of the costs associated with hosting a physical meeting, which will benefit both our Stockholders and AES.
How can I view and participate in the Annual Meeting?
To participate, visit www.meetingcenter.io/201913255 and login with the control number included in your proxy materials and the password AES2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
How do I register to attend the Annual Meeting?
If you are a registered Stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) or Proxy Card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your AES holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. EDT, on April 19, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare:

By email:     Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:     Computershare
        AES Legal Proxy
        P.O. Box 43001
        Providence, RI 02940-3001
When can I join the virtual Annual Meeting?
You may log into the Annual Meeting platform beginning at 9:15 a.m. EDT on April 22, 2021. The Annual Meeting will begin promptly at 9:30 a.m. EDT. We encourage you to access the Annual Meeting prior to the start time.

2021 Proxy Statement | 3

How can I ask questions and vote?
We encourage you to submit your questions and vote in advance of the Annual Meeting by visiting www.meetingcenter.io/201913255. If you wish to submit a question before the meeting, then beginning at 8:00 a.m. EDT on April 19, 2021 you may log in to www.meetingcenter.io/201913255 with your control number and the password AES2021. Once past the login screen, click on the “messages” icon at the top of the screen to submit your question. Stockholders may also vote and submit questions during the Annual Meeting by visiting www.meetingcenter.io/201913255 and typing questions using the “messages” icon at the top of the screen. Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints. Answers to any questions posed that cannot be answered during the meeting due to time constraints will be posted on our website as described below.
What if I lose my control number?
You will be able to log in as a guest. To view the Annual Meeting webcast visit www.meetingcenter.io/201913255 and register as a guest. However, if you log in as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting.
What if I don’t have internet access?
Please call (833) 398-1007 or (661) 407-1536 and use the Conference ID 4431659 to listen to the Annual Meeting via telephone. If you participate via telephone, you will not be able to vote your shares or ask questions during the Annual Meeting.
What if I have technical or logistical difficulties?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call (888) 724-2416 or (781) 575-2748 for assistance. Technical support will be available starting at 8:30 a.m. EDT on April 5, 2021 and will remain available until thirty minutes after the Annual Meeting has finished.
Where can I find additional information?
Additional information regarding the ability of Stockholders to ask questions during the Annual Meeting, related rules of conduct, and procedures for posting appropriate questions received during the Annual Meeting will be available at www.meetingcenter.io/201913255 two weeks prior to the Annual Meeting. Similarly, matters addressing technical and logistical issues, including accessing the Annual Meeting’s virtual meeting platform, will be available on our investor relations page one week prior to the Annual Meeting at https://www.aes.com/investors/. In addition, the list of our Stockholders of record will be available during the Annual meeting at www.meetingcenter.io/201913255.
What if I have additional questions?
You may contact AES Investor Relations at inquires@aes.com or call (703) 682-6491.

Our Commitment to Transparency
If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting, management will post answers to such questions on the Investor Relations page of the Company’s website (https://www.aes.com/investors). The questions and answers and a replay of the Annual Meeting will be available as soon as practicable after the Annual Meeting and will remain available for two weeks after posting.

2021 Proxy Statement | 4

Proxy Statement

The AES Corporation
4300 Wilson Blvd.
Arlington, VA 22203, USA
www.aes.com

March 3, 2021

The Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) is soliciting proxies to be voted on the Stockholders’ behalf at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will commence at 9:30 a.m. EDT on Thursday, April 22, 2021. The Annual Meeting will be held virtually via live webcast and Stockholders of record as of March 1, 2021 may attend and participate in the Annual Meeting at www.meetingcenter.io/201913255.
This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Stockholder of record, we are furnishing proxy materials to our Stockholders on the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your Proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
This Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2020 (the “AES Form 10-K”) and related proxy materials will first be given and/or made available to Stockholders on or about March 11, 2021. These materials will be available at www.envisionreports.com/aes for registered holders of AES stock and, at www.edocumentview.com/aes for beneficial holders of AES stock. In accordance with SEC rules, each of these websites provides complete anonymity with respect to a Stockholder accessing the websites.
At the close of business on March 1, 2021, the record date, there were 668,111,888 shares of common stock outstanding. Each share of common stock is entitled to one vote.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the AES Form 10-K. We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and the AES Form 10-K before you vote.
MEETING INFORMATION

2021 Annual Meeting of Stockholders

Date and Time:
Your Vote is Important!
You may vote online before the Annual Meeting by submitting a proxy over the internet or by telephone. If you requested a paper copy of the proxy materials, including a paper copy of the Proxy Card you may vote by mail.

April 22, 2021, 9:30 a.m. EDT

Record Date:
March 1, 2021

Location:
www.meetingcenter.io/201913255

Online	By Phone	By Mail
Registered Holders: www.envisionreports.com/aes Beneficial Holders: www.edocumentview.com/aes	Call the phone number located on the top of your Proxy Card or voting instruction card	Complete, sign, date and return your Proxy Card or voting instruction card in the envelope provided

Voting Matters	Board of Directors’ Recommendations
1. Election of Ten Members to the Company’s Board of Directors	FOR each Director Nominee
2. Approval on an Advisory Basis, of the Company’s Executive Compensation	FOR
3. Ratification of the Appointment of EY as the Independent Auditor of the Company for Fiscal Year 2021	FOR
4. If Properly Presented, to Vote on a Non-binding Stockholder Proposal Seeking to Adopt a By-Law to Subject any By-Law and Charter Amendments to a Stockholder Vote	AGAINST

2021 Proxy Statement | 6

Corporate Governance
Our Corporate Governance Policies Reflect Best Practices

Annual Election of All Directors	91% Average Attendance of Incumbent Directors at Board and Committee Meetings

Non-Executive, Independent Chair of the Board Since 2003	Financial Audit, Compensation and Governance Committee Members Are All Independent

Nine of Ten Director Nominees Are Independent	Directors Are Subject to Rigorous Stock Ownership Requirements

Annual Board and Committee Self-Evaluations and Review of Director Qualifications	Director Compensation Reviewed Annually

Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting, and Directors Meet Periodically Throughout the Year with Individual Members of Management	Financial Audit Committee Members Are All Financially Literate and Two Are Audit Committee Financial Experts

Directors Subject to Term Limits, Average Tenure of Our Directors is Less than Seven Years	Four of Ten Director Nominees Are Women

Women and Racially/ Ethnically Diverse Individuals Included in the Pool of Potential Director Nominees	Four of Ten Director Nominees are Racially/Ethnically Diverse

Governance Committee Oversight Over Environmental, Safety, Sustainability, and Cybersecurity	Compensation Committee Oversight Over Human Capital Management, Including Talent Acquisition, Development, Retention and Diversity & Inclusion

Director Nominee Statistics. The following highlights some of the characteristics of our Director nominees. Further discussion on the qualifications and experience of Director nominees is included in the Director Characteristics and Succession Planning section of this Proxy Statement.

Gender Diversity	Racial/Ethnic Diversity	Average Age	Independence	Average Tenure
40%	40%	64.8 years	90%	6.4 years

2020 Stockholder Engagement Program

We place great value on Stockholder outreach, and engage regularly with our investors to gain insight into the governance issues about which they care most. We seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and aim to ensure that our corporate governance practices are informed by, and generally are in line with, our Stockholders’ expectations. In 2020, we engaged with Stockholders to discuss topics,
2021 Proxy Statement | 7

including, but not limited to, Environmental, Social and Governance (“ESG”) matters, including climate related disclosures, and diversity and inclusion efforts.

Executive Compensation

AES’ executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that approximate the 50th percentile of survey data based on our revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
AES’ Compensation Committee has a practice of reviewing executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support AES’ business strategy, and long-term goals, which measure the creation of sustainable Stockholder value.
Compensation and Benefits Best Practices

Target Total Compensation at 50th Percentile	Director and Executive Officer Stock Ownership Guidelines

Independent Consultant Retained by the Compensation Committee	Executive Compensation Clawback Policy

Double-Trigger Change-in-Control for Long Term Compensation Awards	No Change-in-Control Excise Tax Gross Ups

No Perquisites for our Executive Officers	No Backdating or Option Repricing

All AES Employees Prohibited from Hedging or Pledging of AES Common Stock	Annual Review of Risk Related to Compensation Programs

No Special Retirement Benefit Formulas for Executive Officers	Relative Pay-for-Performance Alignment

Mix of AES-Specific and Relative Performance Goals	Caps on Annual and Long-Term Incentive Payouts
In 2020, AES again received strong support for its executive compensation programs, with approximately 96% of votes cast approving, on an advisory basis, our executive compensation. In 2020, as in prior years, the Compensation Committee considered input from our Stockholders and other stakeholders as part of its annual review of AES’ executive compensation program.
Please see the Compensation Discussion and Analysis section in this Proxy Statement for a detailed description of our executive compensation programs.
2021 Proxy Statement | 8

Corporate Governance at AES

Corporate Governance Practices

AES is committed to best practices in corporate governance. Highlights for our corporate governance practices are described below:

•Independent Board. Nine out of ten Director nominees are independent.

•Separation of the Roles of CEO and Chairman. These roles are separate and our Chairman is an independent Director.

•Annual Elections of Directors by Majority Vote. All of our Directors are accountable to Stockholders through an annual election with a majority vote standard.

•No Supermajority Voting Provisions. Neither our Sixth Restated Certificate of Incorporation (“Charter”) or our Amended and Restated By-Laws (“By-Laws”) contain any supermajority voting provisions.

•Proxy Access. Stockholders may nominate Directors through proxy access.

•Stockholder Right to Call a Special Meeting. Stockholders holding 25% of the outstanding shares of the Company’s stock have the right to call special meetings of Stockholders.

•Stockholder Right to Act by Written Consent. Stockholders have the right to act by a written consent signed by Stockholders holding no less than the minimum number of votes necessary to authorize an action at a meeting.

•Rigorous Director Stock Ownership Requirements. Non-employee Directors are expected to hold equity ownership in the Company of at least five times the Director’s annual Board retainer within five years after election to the Board.

•Communication with the Board. Stockholders may communicate with any individual Director, any Board committee, or the full Board.

•Director Engagement. Our Directors attended an average of 91% of Board and committee meetings in 2020.

•Annual Say on Pay Vote. The Company’s Say on Pay approval rating exceeded 93% at each of the last eight annual meetings.

•Annual Board and Committee Self-Evaluations. Through this process, the Board annually reviews the qualifications, experiences, and contributions of its Directors to provide for a Board that is comprised of the right mix to achieve AES’ strategic goals.

•Limit on Director Tenure to Ensure Fresh Board Perspectives. Under our Corporate Governance Guidelines, we expect that Directors will serve for at least four consecutive one-year terms but no more than 15 cumulative one-year terms.

•Diverse Pool of Director Nominee Candidates. Our Corporate Governance Guidelines require that qualified women and racially and ethnically diverse individuals are included in the pool of candidates from which potential director nominees are chosen.

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Environmental, Social and Governance Oversight and Activities
AES is dedicated to improving lives by delivering the greener, smarter energy solutions the world needs. We are committed to a wide range of ESG initiatives that are designed to improve the lives of our employees, customers and their communities; protect the communities in which we operate; empower our people and businesses; and improve long-term returns to our investors.
We have received numerous recognitions for our ESG practices, some of which are highlighted below:

2021

WORLD'S MOST ETHICAL COMPANIES®™

WWW.ETHISPHERE.COM

8-TIME HONOREE

AES’ Sustainability Report

On an annual basis AES produces a comprehensive sustainability report. Included in that report are additional details on the Company’s ESG practices, as well as additional topics related to our people, financial excellence, operational excellence, environmental performance, and stakeholder engagement. The full report can be found on AES’ website, https://www.aes.com/sustainability/resources/.

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In addition to the governance practices discussed in this Proxy Statement, the Company has a number of environmental and social initiatives described in further detail below.

Environment
The core of our corporate sustainability efforts centers on understanding the environments in which we operate and developing environmentally responsible energy solutions. Environmental stewardship and leadership are a key part of our business.

Environmental Policy	AES’ environmental policy seeks to:
Meet or exceed the requirements of environmental rules and regulations imposed by local, regional, and national governments and by participating financial institutions.
Meet or exceed our environmental standards set forth in our programs and policies.
Plan and budget for investments that achieve sustainable environmental results by taking into account the local, regional and global environment where the term "environment" is broadly defined as the external surroundings or conditions within which people live - including ecological, economic, social and all other factors that determine quality of life and standard of living.

Strive to continually improve the environmental performance at every business.

Sustainability	We are committed to lowering our greenhouse gas emissions and creating a clean energy future by shifting our portfolio towards less carbon-intensive sources of generation with an emphasis on zero-carbon technologies like wind and solar.
We released our second AES Climate Scenario Report, in March 2021, to provide stakeholders with an understanding of the strength and resilience of our portfolio under various climate change scenarios applying the TCFD recommendations. The AES Climate Scenario Report also includes a discussion about our strategy for managing risks and opportunities related to climate change. The AES Climate Scenario Report is available on our website under the “Sustainability” tab.
We achieved our goal of reducing coal-fired generation to below 30% of total Mwh by year-end 2020 and we are targeting a reduction to less than 10% by 2025 (based on the portfolio as of year end, adjusted for any announced asset sales and retirements at that time).

Social
As a leading sustainable power company with operations in multiple markets, stakeholder engagement is integrated into our global strategy and we strive to develop strong, proactive and consistent relationships with all our stakeholders. AES has many stakeholders, including our people, customers, investors, communities, creditors, governments, partners, regulatory agencies and trade associations among others.

Safety and Health	We take steps to implement safe operations at our facilities around the world, so each person can return home safely. Conducting safe operations is the cornerstone of our daily activities and decisions.
We aim to put safety first, and we measure our successes by how safely we achieve our goals, including by linking the payment of incentive compensation to our safety performance.
In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our people and communities. AES people worked from home to the extent they were able and we implemented additional safety measures for employees continuing critical on-site work.

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Stakeholder Engagement	AES businesses directly engage with their local communities and foster programs that aim to make a community stronger economically, socially and environmentally. Working together with our partners, we tailor our social impact programs to respond to the needs of our communities, maximize resources and deliver long-lasting benefits.
AES businesses partner with various stakeholders to maximize the benefits of the programs and make a long-term, positive impact for their communities. Strong partnerships allow us to work together to integrate innovative energy solutions, develop positive social impact programs and create long-term value within communities. Partners include government agencies, development agencies, municipalities, NGOs, universities and technical institutions, business partners and subcontractors.

Human Rights	We believe it is our responsibility to conduct business with the highest level of integrity, ethics and compliance in all situations.
The AES Human Rights Policy formalizes our long-standing commitment to uphold and respect human rights.

Our People
Our people are instrumental to helping us meet the world’s energy needs and supporting our people is a foundational value for AES. The success we have achieved would not be possible without the leadership, motivation, knowledge and skills that our people bring to work every day.

Talent Management	We have a comprehensive approach to managing our talent and our developing leaders in order to ensure our people have the right skills for today and tomorrow, whether that requires us to build new business models or leverage leading technologies.

Global Diversity and Inclusion	At AES, we believe that our individual differences make us stronger. Our Diversity and Inclusion Program complements who we are by reinforcing our values and supporting our mission and strategy.
Our Diversity and Inclusion Program aims to:
Create a common language and understanding about diversity and inclusion;
Take actions to reduce unconscious bias to increase inclusivity;
Foster a culture of diversity and inclusivity; and
Track our program’s results leveraging a balanced scorecard approach, which considers tracking gender balance in talent pools and leadership positions, training participation, and community engagements, among other metrics.

Our Culture
In 2020, several AES businesses received “Great Place to Work” designations by the Great Place to Work Institute in the following countries:
Argentina
Chile
Colombia
Panama
Puerto Rico
El Salvador
Dominican Republic
Mexico

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Related Person Policies and Procedures

Our Governance Committee has adopted a written Related Person Transaction Policy, which sets forth the procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company participates and any Director or Executive Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Company’s common stock, or any immediate family members of the foregoing (each, a “Related Person”), has a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under this policy, prior to entering into, or amending, a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel determines that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Financial Audit Committee (the “Audit Committee”) for review. The Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•the benefits to the Company;
•the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;
•the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an Executive Officer, partner, or principal;
•the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;
•the terms of the Related Person Transaction;
•the terms available to unrelated third parties or to employees generally;
•any reputational risk the Related Person Transaction may pose to the Company; and
•any other relevant information.
In the event that the General Counsel determines that the Related Person Transaction should be reviewed prior to the next Audit Committee meeting, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who has been designated to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of these transactions. In addition, Related Person Transactions that are not pre-approved pursuant to the procedures set forth above may be subsequently ratified, amended or terminated by the Audit Committee or its designee. If the Audit Committee or its designee determines that the Related Person Transaction should not or cannot be ratified, the Audit Committee shall evaluate its options both with regard to the Related Person Transaction (e.g., termination, amendment, etc.) and the individuals involved in the Related Person Transaction, if necessary. At the Audit Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing to evaluate their continued appropriateness.

There were no Related Person Transactions in 2020.

Communications with the Board or Its Committees
The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Company’s Office of the Corporate Secretary of the Company to the Board as a whole, to individual non-management Directors and/or to the following committees of the Board:

AES Board of Directors or Individual Directors:	Governance Committee:	Compensation Committee:
AESDirectors@aes.com	NomGovCommitteeChair@aes.com	CompCommitteeChair@aes.com

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Financial Audit Committee:	Innovation and Technology Committee:
AuditCommitteeChair@aes.com	InnovationCommitteeChair@aes.com
A member of the Corporate Secretary’s Office will forward to the relevant party all communications that, in his or her judgment, are appropriate for consideration by such party. Examples of communications that would not be considered as appropriate for consideration by the full Board or individual Directors include commercial solicitations, requests for employment and matters not relevant to Stockholders, the functioning of the Board or the affairs of the Company.

Additional Governance Information
Our Corporate Governance Documents

Certificate of Incorporation	Financial Audit Committee Charter

By-Laws	Compensation Committee Charter

Corporate Governance Guidelines	Governance Committee Charter

Code of Conduct	Innovation and Technology Committee Charter

Our Corporate Governance Guidelines and Committee Charters have been adopted by the Board. Our Corporate Governance documents are available on the Company’s website (https://www.aes.com/investors/governance). Copies of the documents are available in print without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

AES Code of Business Conduct

The Code of Conduct was adopted by the Board and governs the actions of Directors and everyone who works at AES, including employees of AES’ subsidiaries and affiliates. The Code of Conduct is available on the Company’s website (https://www.aes.com/ethics-compliance). A copy of the Code of Conduct is available in print without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to, or waivers from, the Code of Conduct are made, we will disclose such amendments or waivers on our website (https://www.aes.com).

References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.
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Board and Committee Governance

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairman of the Board (“Chairman”) and CEO. If the Chairman is independent, he or she will also serve as Lead Independent Director. The Lead Independent Director’s duties include coordinating the activities of the independent Directors, coordinating the agenda for and moderating sessions of the Board’s independent Directors, and facilitating communications among the other members of the Board. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders.

Our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates issues such as independence of the Board, communication between Directors and Management, the relationship between the CEO and the Chairman, and other matters that may be relevant to our leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

Director Independence

Our Board currently has nine independent members. We have four Board Committees, three of which are comprised solely of independent Directors, with a different independent Director serving as Chair of each such Committee.

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on each of our (i) Audit Committee, (ii) Compensation Committee and (iii) Governance Committee pursuant to the rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee, the rules and regulations under the Exchange Act.

Under the NYSE rules, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (directly, or as a partner, Stockholder, or officer of an organization that has a relationship with the Company).  The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a Director or a Director’s affiliation with other businesses or entities that have a relationship with the Company.

Our Board undertook an annual review of Director independence in February 2021. As part of this review, the Board considered not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or any member of their immediate family (or any entity of which a Director or an immediate family member is an Executive Officer, general partner or significant equity holder) on the one hand, and AES or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might influence the Director’s relationship with AES or any of its subsidiaries. As described in the preceding sentence, the Board considered the independence issue not merely from the standpoint of the Director, but also from that of the persons or organizations with which the Director or Director nominee is affiliated.

Based on its review, our Board determined that Messrs. Miller, Monié, and Morse, Mses. Davidson, Koeppel, Laulis, and Sebastian and Drs. Khanna and Naím each qualify as independent under the NYSE rules. In addition, our Board determined that Mr. Harrington, who served as a director until April 2020 and Mr. Ubben, who served as a director through February 2021, were independent under the NYSE rules. Mr. Gluski is not considered independent because of his employment with the Company. Our Board also determined that Mr. Miller, Mses. Davidson and Sebastian, and Drs. Khanna and Naím qualify as independent under the independence standards for audit committee members under the Exchange Act.

Director Attendance

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve in person or by telephone conference, and Directors are encouraged to attend the Company’s annual meeting.
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In 2020, our Board convened nine times and our Board Committees convened for the number of meetings specified in the chart below, and no Director attended less than 75% of the aggregate of all meetings of the Board and the Committees on which such Director then served. Non-management Directors met in executive session after each of the nine meetings of the Board in 2020, with Mr. Morse presiding as Chairman and Lead Independent Director. All Directors serving at the time of the 2020 Annual Meeting of Stockholders on April 23, 2020 attended such meeting.

Board Committees

In 2020, the Board maintained four standing Committees:

•Compensation Committee;
•Audit Committee;
•Governance Committee; and
•Innovation and Technology Committee.
Each standing committee operates under a written charter that has been approved by the Board. Committee charters are available on our website. The table below shows the Directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2020.

Director	Audit	Compensation	Governance	Innovation and Technology
Andrés R. Gluski				●
Janet G. Davidson(2)	●	●		●
Tarun Khanna(2)	●		●	Chair
Holly K. Koeppel		●	Chair	●
Julia M. Laulis		●		●
James H. Miller (1)(2)	Chair		●	●
Alain Monié		Chair	●	●
John B. Morse Jr. (3)
Moisés Naím(2)	●		●	●
Teresa M. Sebastian (1)(2)	●	●		●
Number of Meetings in 2020	8	7	5	5

(1) Designated as an “audit committee financial expert” as defined by the rules and regulations of the SEC.
    (2) Designated as “financially literate” as required by the NYSE rules.
(3) Chairman and Lead Independent Director, serves as an ex-officio member of each committee (with no voting authority as to such committees).

Compensation Committee. The primary functions of the Compensation Committee are to:

•review and evaluate at least annually the performance of the CEO and other executive officers of the Company, including setting goals and objectives, and to set executive compensation, including incentive awards and related performance goals;
•provide oversight of the Company’s executive compensation and benefit plans and practices;
•make recommendations to the Board to modify AES’ executive compensation and benefit programs to align with the Company’s compensation goals;
•review, discuss and make recommendations to the Board on say on pay and say on frequency matters and Stockholder engagement;
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•review and oversee matters related to human capital management, including, talent acquisition, development, retention, and diversity and inclusion;
•assess the stock ownership guidelines for executive officers;
•review Management’s succession planning; and
•prepare the compensation committee report included in the Company’s proxy statement.
The Board determined that all Compensation Committee members are independent within the meaning of SEC rules and current listing standards of the NYSE. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

At the commencement of each year, AES’ NEOs (other than the CEO) discuss their position-specific goals and objectives for the upcoming year with the CEO. In the first quarter of the following year, the CEO performs an assessment of each NEO’s performance against his or her stated goals and, in the case of our CEO, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our CEO’s performance, the Compensation Committee provides an evaluation, approves and recommends that the Board approves the CEO’s compensation. The Compensation Committee reviews and approves, and then recommends the Board approves, the compensation recommendations submitted by the CEO as to the other NEOs.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with the Company’s executive compensation goals or could otherwise be improved. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees, other Board members and Officers, such power and authority, as the Compensation Committee deems appropriate in accordance with the Compensation Committee Charter. The Compensation Committee has also delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-Executive Officers. Under the 2003 Long Term Compensation Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our CEO to make equity grants to non-Executive Officers in compliance with law. Under such delegation, our CEO may grant equity awards to non-Executive Officer employees up to 250,000 shares annually with a total cap of 1.25 million shares over the life of the delegation.

The Compensation Committee directly retains the services of its own independent outside consultant to assist it in reviewing and/or advising the amount and/or form of executive compensation. Meridian Compensation Partners, LLC (“Meridian”) is the firm retained by the Compensation Committee for these purposes and is precluded from providing other non-Board related services to AES. The Compensation Committee conducted an assessment to evaluate whether the work performed by Meridian raises a conflict of interest. Based upon that assessment, the Compensation Committee determined that no conflict of interest exists. The Compensation Committee has the sole authority to hire and dismiss its consultant. Meridian provided objective input and analysis to the Compensation Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms. For further information concerning the independent outside consultant’s role in relation to NEO compensation, please refer to the Role of the Compensation Committee, Independent Consultant and Management section in the Compensation Discussion and Analysis (“CD&A”) of this Proxy Statement.

Management regularly obtains market survey data based on comparable companies from Willis Towers Watson. Meridian reviews the market survey data prior to it being shared with the Compensation Committee to ensure the data sources are appropriate for purposes of comparing our NEOs’ compensation to comparable executives at similarly-sized general industry and power industry companies.

The Compensation Committee has instructed the Executive Vice President and Chief Human Resources Officer (“CHRO”) to provide information to the Compensation Committee that is required for developing compensation programs and determining executive compensation. The CHRO works directly with the Compensation Committee’s independent consultant in the preparation of the background material for the Compensation Committee. For further information regarding our executive compensation practices refer to the CD&A of this Proxy Statement.

The compensation of our Directors is established by the Governance Committee. See Director Compensation in this Proxy Statement for a description of our Governance Committee’s processes and procedures for determining Director compensation.
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Financial Audit Committee. The primary functions of the Audit Committee are to assist the Board in the oversight of:

•the integrity of the financial statements of the Company and its subsidiaries;
•the effectiveness of the Company’s internal controls over financial reporting;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Independent Auditor”);
•the performance of the Company’s internal audit function; and
•the preparation of the audit committee report included in the Company’s annual Proxy Statement.
All members of the Audit Committee are independent within the meaning of the SEC rules and under the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Mr. Miller and Ms. Sebastian are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member, as described under the Board of Directors - Biographies section of this Proxy Statement.

Governance Committee. The principal functions of the Governance Committee are to:

•identify and provide recommendations for potential Director nominees for election to the Board;
•advise the Board with respect to Board composition, procedures and committees;
•develop and recommend to the Board corporate governance guidelines (and any amendments thereto) applicable to the Company;
•establish and administer programs for evaluating the performance of Board members;
•review the fees paid to outside directors for their services on the Board and its Committees;
•consider governance and social responsibility issues relating to the Company;
•review the Company’s contributions to trade associations, including any amounts related to political activities and lobbying expenses, and review of other political contributions or expenditures, if any, by the Company;
•provide oversight of the Company’s environmental, safety and cyber security programs and related issues; and
•provide oversight of the Company’s dispute resolution, operations, construction, insurance and regulatory programs and related issues.
Consistent with the requirements of the Governance Committee Charter, the Board determined that all Governance Committee members are independent within the meaning of the listing standards of the NYSE.

Innovation and Technology Committee. The Innovation and Technology Committee is responsible for the oversight and evaluation of:

•the Company’s efforts to foster growth through innovation;
•the Company’s efforts to identify and assess risks and opportunities in the power industry and adjacent industries arising from emerging or competing technologies; and
•the Company’s approach to replication of innovative solutions across businesses.
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Board’s Role in Risk Management

Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees. The Board provides oversight over the risk management practices implemented by Management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board maintains oversight over such risks through the receipt of reports from the Committee Chairs to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Committee. The Board and Committee reviews occur principally through the receipt of regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management as follows:
Risk Management Oversight Structure

Responsible Party	Area of Risk Oversight
Board	Oversees all operational, financial, strategic, brand and reputational risk with the oversight of specific risks undertaken within the Committee structure.

The Company’s Chief Financial Officer provides a report on the Company’s financial performance and outlook, which may include an analysis of key external and internal drivers of performance, prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any.

Receives a report from the Company’s Chief Risk Officer, which explains the Company’s primary risk exposures, including currency, commodity, hydrology, and interest rate risk.
In addition to the regular reports from Committee Chairs, the Board receives reports on specific areas of risk from time to time, such as regulatory, geopolitical, cyclical, or other risks.

Audit Committee	Oversees risk related to integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function).
Oversees the performance of the Independent Auditor.
Oversees the effectiveness of the Company’s Ethics and Compliance Program.

Governance Committee	Oversees risk related to environmental compliance, safety and cyber security risks.

Oversees operational and construction risks including risks related to tariffs, efficiency at our subsidiaries’ plants, performance of our subsidiaries’ distribution businesses, progress of construction and risks that may cause delays or increases in costs and related matters.

Oversees risks related to dispute resolution and receives a privileged dispute resolution report from the General Counsel, which provides information regarding the status of the Company’s litigation and related matters.

Compensation Committee	Oversees risk related to compensation practices, including practices related to hiring and retention, succession planning, and training of employees.

Innovation and Technology Committee	Oversees risk related to technologies and innovations deployed by the Company for use in its businesses and risks posed by emerging or competing technology developments.

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Board and Committee Evaluations

The Company recognizes that a strong and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Through this process, Directors provide feedback and assess Board, Committee and Director performance. The process is managed by the Office of the Corporate Secretary with oversight by the Governance Committee. Our annual evaluation process is focused on three areas: (1) the Board, (2) Board Committees and (3) individual Directors. The Governance Committee annually reviews the format of the evaluation process, including whether to utilize a third-party facilitator. In 2020 the evaluation process was conducted by the Chairman of the Board and Chair of the Governance Committee and included the steps described below. In addition to participation in a full Board evaluation, each Committee completes an annual evaluation to identify any potential modifications to the Committee.

Director Characteristics and Succession Planning

The Board’s succession planning uses a framework that:
•Defines and assesses culture and dynamics;
•Enhances annual assessments of the Board and individual Directors; and
•Establishes a multi-year view of the Board’s refreshment rotation and recruitment strategy to strategically plan for board openings.
As part of the Board evaluation discussed above, the Board assesses the attributes, competencies and experiences needed now and in the future in light of the Company’s strategy, changing business needs and the future of the business. The performance and skills assessments are considered a fundamental element of the Board’s multi-year succession planning. The Governance Committee does not have specific minimum qualifications that must be met for a prospective Director candidate to be considered as a Director nominee, however, the Board measures the qualification of potential candidates against the leadership attributes, competencies and experiences described below. Candidates for nomination to the Board may be suggested by current Directors, Management, Stockholders, or a third-party search firm engaged to assist with Director recruitment. Ms. Sebastian who was elected to our Board in January 2021, was identified as a Director candidate by a third-party search firm retained by the Governance Committee to assist in the recruitment of Directors. The Governance Committee provided the third-party search firm with guidance as to the attributes, competencies and experiences that the Governance Committee was seeking in potential candidates, and the search firm identified and pre-screened candidates for the Governance Committee’s consideration.

Our board is committed to diversity among its members and, when identifying candidates for Board membership, the Governance Committee includes, and requests any search firm it engages to include, qualified women and racially and ethnically diverse individuals in the pool of potential director candidates for the Board. Additionally, when considering director nominees, including incumbent directors eligible for re-election, nominees to fill vacancies on the Board, and
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nominees recommended by Stockholders, the Governance Committee measures the candidates against a set of 16 leadership attributes, competencies and experiences. These characteristics are grouped and summarized below:

•Global mindset, including stakeholder and market insights;
•Business agility, including customer centricity and data driven decision making;
•Operations management, including public company, executive and industry experience;
•Finance and investment experience, including financial strategies;
•U.S. corporate governance and sustainability experience;
•Innovation and technology, including disruptive technologies and digital understanding;
•Strategic and transformational leadership, including business acumen and insights on people, organizational dynamics and talent management; and
•Diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective and viewpoint as well as the candidate’s race, ethnicity, national origin, gender, sexual orientation, age, and other self-identified diversity characteristics.
In January 2021, Ms. Sebastian was elected to our Board. After the Board conducted interviews with Ms. Sebastian, considered her qualifications to serve on the Board, and completed thorough conflicts and background checks, the Governance Committee recommended her nomination for election to the Board and the Board approved her election.
The process to determine Director nominees for election to the Board is based upon the recommendations of the Governance Committee, which is responsible for identifying Directors to recommend to the Board for election by the Stockholders and to fill vacancies between Stockholder meetings. The Governance Committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If a consensus is reached by the Governance Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the Governance Committee will conduct interviews with the candidate and may invite other Board members or members of Management to interview the candidate to assess the candidate’s overall qualifications. The Governance Committee will consider the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its Committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including Director candidates identified by Stockholders, and was followed with respect to Ms. Sebastian.

The tables below summarize some of the experience, qualifications, attributes, skills and diversity of our director nominees. This high-level summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board. Further information on each director nominee, including their relevant experience, qualifications, attributes or competencies is set forth in the Director biographies beginning on page 23 of this Proxy Statement.
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1 Diversity characteristics based on information self-identified by each Director to the Company

Director Nominations by Stockholders

The Governance Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. The evaluation process for nominees recommended by Stockholders does not differ from the process described above for other nominees. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203 and providing the information and following the additional procedures set forth in our By-Laws. See Questions and Answers Regarding the Proxy Statement and Annual Meeting for more information.
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Board of Directors - Biographies

The Board has nominated ten Directors (the “Nominees”) for election at the 2021 Annual Meeting to each serve a one-year term expiring at the Annual Meeting in 2022. The Nominees’ biographies describe each candidate’s background, relevant experience and committee service.

Janet G. Davidson Age: 64 Director since February 2019

Board Committees
Financial Audit Committee Compensation Committee Innovation and Technology Committee

Other Current Public Directorships
ST Microelectronics, N.V.

Other Public Directorships Within the Last Five Years
Millicom International Cellular

Qualifications and Experience:

Ms. Davidson brings to the AES Board a deep knowledge of technology, global business operations, customer care and sales, and corporate strategy. Ms. Davidson began her career in 1979 as a member of the Technical Staff of Bell Laboratories, Lucent Technologies (as of 2006 Alcatel Lucent), a communications and infrastructure solutions company, and served from 1979 through her retirement in 2011 in several key positions including, most recently as Group President Internetworking Systems (2001 to 2005), Chief Strategy Officer (2005 to 2006), Chief Compliance Officer (2006 to 2008) and Executive Vice President, Quality & Customer Care (2008 to 2011).

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Andrés R. Gluski Age: 63 Director since September 2011

Board Committees
Innovation and Technology Committee

Other Current Public Directorships
Waste Management, Inc.

Other Public Directorships Within the Last Five Years
AES Gener, S.A.

Qualifications and Experience:

As the Chief Executive Officer (“CEO”) of AES, Mr. Gluski provides our Board with in-depth knowledge about the Company’s business, the electric industry and international markets. Under his leadership, AES has become a world leader in implementing clean technologies and has won numerous awards for innovation, including a record six Edison AwardsTM from the Edison Electric Institute over the past decade. Mr. Gluski has led AES to set ambitious decarbonization goals and become the first publicly-traded U.S. utility to issue a Climate Scenario Report consistent with recommendations from the Task Force on Climate-related Financial Disclosures. He also initiated a quarterly dividend and increased the credit rating by multiple notches to achieve investment grade. Mr. Gluski served on President Obama’s Export Council from 2013-2016. Since 2015, Mr. Gluski has served as Chairman of the Council of the Americas/Americas Society. Prior to his appointment as CEO in September 2011, Mr. Gluski served in several senior roles at AES, including as Chief Operating Officer.

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Tarun Khanna Age: 54 Director since April 2009

Board Committees
Financial Audit Committee Governance Committee Innovation and Technology Committee, Chair

Other Current Public Directorships
None

Other Public Directorships Within the Last Five Years
Bharat Financial Inclusion Limited

Qualifications and Experience:

Dr. Khanna brings to the AES Board his substantial expertise in global business, emerging markets and corporate strategy. He is the Jorge Paulo Lemann Professor at the Harvard Business School, where he joined the faculty in 1993. Dr. Khanna’s scholarly work has been published in a range of economics, management and foreign policy journals. He has written several books on entrepreneurship in emerging markets, most recently, Trust: Creating the Foundation for Entrepreneurship in Developing Countries (2018), and is a co-founder of several science-based startups across the developing world. He was appointed a Young Global Leader by the World Economic Forum in 2007, elected Fellow of the Academy of International Business in 2009, appointed Director of Harvard University’s Lakshmi Mittal and Family South Asia Institute in 2010, appointed Chairman of the Government of India’s Expert Commission on Innovation & Entrepreneurship in 2015, and honored for lifetime scholarly achievement by the Academy of Management in 2015.

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Holly K. Koeppel Age: 62 Director since April 2015

Board Committees
Governance Committee, Chair Compensation Committee Innovation and Technology Committee

Other Current Public Directorships
British American Tobacco Vesuvius plc Arch Resources, Inc.

Other Public Directorships Within the Last Five Years
Reynolds American Inc. Integrys Energy Group, Inc.

Qualifications and Experience:

Ms. Koeppel, brings to the AES Board her knowledge of global energy-related commodity markets and infrastructure industries. She has served as, a senior operating and financial executive for over thirty years in the energy industry. From March 2015 until her retirement in January 2017, Ms. Koeppel was Managing Director and Co-Head of Corsair Infrastructure Management, a private equity firm. From 2010 to February 2015, Ms. Koeppel was Partner and Global Head of Citi Infrastructure Investors, a division of Citigroup, an investment bank and financial services corporation. Prior to her service at Citi Infrastructure Investors, Ms. Koeppel served as Executive Vice President and Chief Financial Officer for American Electric Power Corporation (“AEP”) from 2006 to 2009 and in several additional executive positions at AEP (from 2000 to 2006).

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Julia M. Laulis Age: 58 Director Since April 2020

Board Committees
Compensation Committee Innovation and Technology Committee

Other Current Public Directorships
Cable One, Inc.

Other Public Directorships Within the Last Five Years
None

Qualifications and Experience:

Ms. Laulis brings to the AES Board her deep knowledge of business strategy, operations, customer care, marketing, and transformational leadership. She is the Chair of the Board, President and Chief Executive Officer for Cable One, Inc., a leading broadband telecommunications provider serving residential and business customers across 21 states. Ms. Laulis joined Cable One in 1999 and was named Chief Operating Officer in 2012, assuming responsibility for operations, sales, marketing and technology. In 2015, she was promoted to President and Chief Operating Officer and then appointed Chief Executive Officer two years later in 2017. With over 35 years of experience in media and telecommunications, Ms. Laulis is consistently recognized by the industry for her leadership and expertise. Prior to joining Cable One, Ms. Laulis served in various management positions with Jones Communications in the Washington, DC and Denver, CO areas. Ms. Laulis began her career in the cable industry over 35 years ago with Hauser Communications in the Washington, DC area.

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James H. Miller Age: 72 Director since June 2013

Board Committees
Financial Audit Committee, Chair Governance Committee Innovation and Technology Committee

Other Current Public Directorships
Crown Holdings, Incorporated

Other Public Directorships Within the Last Five Years
Rayonier Advanced Materials Chicago Bridge & Iron Company N.V. McDermott Inc.

Qualifications and Experience:

Mr. Miller brings to the AES Board his substantial experience in the energy industry both in the US and internationally, including experience in regulated utilities and competitive power markets. With more than 35 years of experience in the energy industry, Mr. Miller served as Chairman of PPL Corporation, an electric services company, from 2006 until his retirement in March 2012. He joined PPL as President of its US generation businesses in 2001. Previously, he was Executive Vice President of USEC Inc. and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He began his career at the former Delmarva Power & Light Co.

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Alain Monié Age: 70 Director since: July 2017

Board Committees
Compensation Committee, Chair Governance Committee Innovation and Technology Committee

Other Current Public Directorships
None

Other Public Directorships Within the Last Five Years
Amazon.com, Inc. Expeditors

Qualifications and Experience:

Mr. Monié brings to the AES Board his significant experience in global operations and technology. He has served as the chief executive officer of Ingram Micro Inc. (“Ingram Micro”), a leader in delivering the full spectrum of global technology and supply chain solutions to businesses around the world, since January 2012. Mr. Monié joined Ingram Micro in 2003 and was appointed President of the Asia Pacific region in 2004. From 2007 to 2010, he served as President and Chief Operating Officer of Ingram Micro. Following one year as Chief Executive Officer of Singapore-based Asia Pacific Resources International Limited, he returned to Ingram Micro as Chief Operating Officer in late 2011 and became Chief Executive Officer in January 2012. Prior to joining Ingram Micro, Mr. Monié held senior international leadership positions with AlliedSignal Inc. (“AlliedSignal”) and, subsequently, Honeywell International (“Honeywell”) after the two companies merged. Mr. Monié played a key role in AlliedSignal’s 1999 merger with Honeywell and, from 2000 to 2002, he served as Honeywell’s president of Latin America and head of the Industrial and Building Automation group for that region. Before joining AlliedSignal, Mr. Monié held general management positions with French aerospace company Sogitec Inc. and, prior to that time, he was a controller with Renault. He started his career as an engineer in Mexico while in military service.

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John B. Morse Jr. Age: 74 Director since December 2008

Board Committees
Chairman of the Board and Lead Independent Director

Other Current Public Directorships
Host Hotels & Resorts Corporation

Other Public Directorships Within the Last Five Years
HSN, Inc.

Qualifications and Experience:

Mr. Morse brings to the AES Board his substantial executive experience, including board, investment and other finance expertise. Prior to his appointment as Chairman of the Board and Lead Independent Director in April 2018, Mr. Morse served as the Chairman of the Financial Audit Committee beginning in April 2013 and was a member of the Strategy and Investment Committee of the Board. Before his retirement in December 2008, Mr. Morse served as the Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (the “Post”), now Graham Holdings Co., a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems recording with over $4.4 billion in annual operating revenues. During Mr. Morse’s 19 year tenure, the Post’s leadership made more than 100 investments in both domestic and international companies and included new endeavors in emerging markets. Prior to joining the Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), where he worked with publishing/media companies and multilateral lending institutions for more than 17 years.

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Moisés Naím Age: 68 Director since April 2013

Board Committees
Governance Committee Financial Audit Committee Innovation and Technology Committee

Other Current Public Directorships
FEMSA

Other Public Directorships Within the Last Five Years
Cementos Pacasmayo

Qualifications and Experience:

Dr. Naím brings to the AES Board his substantial international economics and political expertise. He is a Distinguished Fellow at the Carnegie Endowment for International Peace and has served in that role since June 2010. For fourteen years (1996 to 2010), Dr. Naím was Editor in Chief of Foreign Policy magazine (first, at The Carnegie Endowment for International Peace and subsequently, at the Post). He has written extensively on international economics and global politics, economic development and the consequences of globalization, and is the chief international columnist for El País and La Repubblica, which are high circulation daily newspapers in Spain and Italy, respectively. His columns are syndicated worldwide.  Dr. Naím is also the host and producer of Efecto Naím, a Spanish language news and analysis weekly program that airs in the US and Latin America. Dr. Naím also served as Venezuela’s Minister of Industry and Trade and Director of Venezuela’s Central Bank in the early 1990s and as an Executive Director of the World Bank in the early 1990s. He is the author of many scholarly articles and more than ten books on economics and politics and has broad experience as a consultant to corporations, governments and non-governmental organizations.

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Teresa M. Sebastian Age: 63 Director since January 2021

Board Committees
Compensation Committee Financial Audit Committee Innovation and Technology Committee

Other Current Public Directorships
Kaiser Aluminum Corporation

Other Public Directorships Within the Last Five Years
None

Qualifications and Experience:

Ms. Sebastian brings to the AES Board her cross-industry experience in energy, restaurants, manufacturing, banking and data technology, as well as cross-functional experience in finance, securities and capital markets transactions, mergers and acquisitions, internal audit, and governance. Ms. Sebastian has served as President and Chief Executive Officer of The Dominion Asset Group, an angel investment and venture capital firm, since June 2015. Previously, Ms. Sebastian was the Senior Vice President, General Counsel and Corporate Secretary and led the Internal Audit function, of Darden Restaurants, Inc., a multi-brand restaurant operator, from October 2010 to March 2015. Before her time at Darden Restaurants, Ms. Sebastian served as Vice President at Veyance Technologies, Inc., a manufacturer and marketer of engineered rubber products, Senior Vice President at Information Resources, Inc., a provider of information, analytics and insights, and held leadership roles in senior management at DTE Energy Company and CMS Energy Corporation. Ms. Sebastian also held positions in financial analysis at Michigan Consolidated Gas Co., Morgan Stanley, and Bank of America. She is currently involved in academia as an adjunct professor for accounting and enterprise risk management at Vanderbilt Law School, and an adjunct professor for governance and compliance at the University of Michigan Law School.

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Director Compensation

Director Compensation Program

The Governance Committee annually reviews the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. Any proposed changes to the Director compensation program are recommended by the Governance Committee to the Board for consideration and approval.

Independent Committee Consultant

The Governance Committee retained Meridian to assist with the Committee’s review of Director compensation practices for 2020. Meridian reports directly to the Governance Committee and the Governance Committee can replace Meridian or hire additional consultants at any time.

The scope of Meridian’s engagement regarding Director compensation in 2020 included:

•Comparing how Director compensation relates and compares to that of similarly-sized general industry and power companies;

•Reviewing the elements of Director compensation (e.g., annual retainers, committee compensation and deferred compensation grants);

•Evaluating the mix of cash compensation and equity/deferred compensation that makes up total Director compensation; and

•Providing an evaluation of the Director compensation program design, including alternative recommendations for consideration.

Director Compensation for 2020

The Board reviews the Board compensation structure on an annual basis. In 2019, the Board revised the Director Compensation program for the 2020-2021 Board Year to better align the mix of cash compensation and equity/deferred compensation with that of similarly sized general industry and power companies. This is the first change to Director compensation since 2012.

Board compensation is intended to meet the following goals:

•promote the recruitment of talented and experienced Directors to the AES Board;
•compensate outside Directors for the increased workload inherent in a public board Director position; and
•retain a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company.

The Governance Committee of the Board consulted various materials regarding current trends and best practices for determining compensation for boards of directors, as described above.

Annual Retainer. For 2020, Directors elected at the annual meeting of Stockholders received an annual retainer of $85,000. Directors may elect to take the annual retainer in cash or deferred stock units. The Board also determined that the Chairman would receive compensation at an amount equal to 1.9 times the 2020 annual retainer of other AES Board members, and that such amount would be inclusive of all Board responsibilities.

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Committee Compensation. Committee chairpersons and members received compensation for their Committee service as outlined below. In 2020, all Directors, other than our Chairman, served on the Innovation and Technology Committee and the Board determined that the annual retainer was sufficient compensation and no additional committee member fees would be paid for such service by the other Directors. The Innovation and Technology Committee Chair received compensation for his service as chairman to reflect the duties and responsibilities of the committee chairman.

Audit Committee Chair	$30,000
Compensation Committee Chair	$25,000
Governance Committee Chair	$22,250
Innovation and Technology Committee Chair	$15,000
Audit Committee Member	$15,000
Compensation Committee Member	$15,000
Governance Committee Member	$15,000

Deferred Incentive Compensation Grant. Directors received an annual Deferred Incentive Compensation Grant valued at $160,000 in the form of stock units. The Board also determined that the Chairman would receive such a grant in an amount equal to 1.9 times the Deferred Incentive Compensation Grant of other AES Board members.

New Directors. Newly elected Directors receive an initial grant consisting of deferred stock units valued at $40,000 and an Annual Retainer, Committee Fees, and Deferred Incentive Compensation Grant pro-rated for the service provided until the next annual meeting of Stockholders.

Non-Employee Director Stock Ownership Guidelines. The Board adopted stock ownership guidelines for Directors that provide for non-employee Directors to accumulate and maintain equity ownership in AES having a value of no less than five times the annual retainer within five years of the date of the Director’s appointment to the Board. All stock and equity interests of a Director are taken into consideration for purposes of considering compliance with the policy, including Director stock units. All Directors have attained the stock ownership guidelines or are on track to attain the stock ownership guidelines within the five year period.

Director Compensation (2020)*
The following table contains information concerning the compensation of our Directors during 2020.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Total
Janet G. Davidson	$115,000	$160,000	$0	$275,000
Charles L. Harrington(5)	$0	$0	$0	$0
Tarun Khanna Chair—Innovation and Technology Committee	$130,000	$160,000	$0	$290,000
Holly K. Koeppel Chair—Governance Committee	$122,250	$160,000	$0	$282,250
Julia M. Laulis	$100,000	$200,000	$0	$300,000
James H. Miller Chair—Financial Audit Committee	$130,000	$160,000	$0	$290,000
Alain Monié Chair—Compensation Committee	$125,000	$160,000	$0	$285,000
John B. Morse, Jr. Chairman, Lead Independent Director	$157,000	$304,000	$0	$461,000
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Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Total
Moisés Naím	$115,000	$160,000	$0	$275,000
Jeffrey W. Ubben(6)	$115,000	$160,000	$0	$275,000

* Table excludes the Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns, which are not applicable.
NOTES:
(1)    Mr. Gluski, our President and CEO, is also a member of our Board. His compensation is reported in the Summary Compensation Table and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, Management Directors do not receive any additional compensation in connection with service on the Board.
Ms. Sebastian joined our Board in January 2021. She did not earn any compensation for Board service in 2020.

(2)    Directors elected at the 2020 Annual Meeting of Stockholders received an $85,000 annual retainer (and in the case of the Chairman, $161,500, $4,500 of which will be paid in April 2021) and may elect to defer any portion of the annual retainer in the form of stock units. Similarly, Directors may also elect to defer Committee fees in the form of stock units.

     The elective deferral amounts were as follows:

	Annual Elective Retainer Deferred	Committee Retainer Deferred
Janet G. Davidson	$42,500	$0
Tarun Khanna	$42,500	$0
Holly K. Koeppel	$85,000	$0
Julia M. Laulis	$85,000	$15,000
John B. Morse, Jr.	$157,000	$0
Alain Monié	$85,000	$40,000
Moisés Naím	$85,000	$30,000
(3)    This column includes the aggregate grant date fair value of annual Deferred Incentive Compensation Grant and any additional Director stock unit awards granted in 2020. The aggregate grant date fair values were computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in these valuations may be found in footnote 16 to the financial statements contained in the AES Form 10-K.
As of December 31, 2020, Directors or former Director had the following total number of stock units credited to their accounts under the 2003 Long Term Compensation Plan: Janet G. Davidson - 31,986 ; Tarun Khanna - 226,928; Holly K. Koeppel - 121,609; Julia M. Laulis - 23,641; James H. Miller - 123,061; Alain Monié - 68,750; John B. Morse, Jr. - 290,000 ; Moisés Naím - 146,845; and Jeffrey Ubben - 45,553.

(4) In 2020, Directors could not elect to take any of the Deferred Incentive Compensation Grant in the form of stock options.
    No Directors held options as of December 31, 2020, with the exception of Tarun Khanna - 20,000, James H. Miller - 19,280, and Alain Monié - 99,051.

(5)    Mr. Harrington’s term ended on April 22, 2020. He did not receive any compensation for the 2020-2021 Board Year.

(6)     Mr. Ubben resigned from our Board February 25, 2021.
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Compensation Discussion and Analysis (“CD&A”)

Executive Summary

2020 was an exceptional year for AES, demonstrated by its strategic and financial accomplishments, and share price appreciation. The Company continued to deliver on its commitments, including financial guidance, and exceeded key milestones relating to its strategy, positioning AES for long-term, sustainable growth, despite the impact from a global pandemic. As a result of these efforts, the overall performance of the Company exceeded expectations and delivered a 22% annual return to its Stockholders in 2020. On an annual basis this return of 22% exceeded the returns of all indices to which AES compares itself: S&P 500 (annual return of 18%), S&P Utilities (annual return of 1%), and MSCI Emerging Markets (annual return of 18%). The Company has continued to de-risk the portfolio and is very resilient, as is evidenced by being able to withstand a global pandemic, continue to execute on its commitments, and not make any metric or payout adjustments to any element of compensation. The Company’s compensation philosophy remains unchanged and the compensation earned by our NEOs demonstrates alignment between our executive compensation program design and value creation to Stockholders. In summary:

•AES’ philosophy is to target total compensation opportunities at approximately the 50th percentile of companies similar in revenue size and industry.
•With over three-quarters of NEO compensation in variable incentives, actual compensation only exceeds the 50th percentile when AES exceeds performance goals and creates commensurate Stockholder value.
•Annual incentive plan payouts were slightly above the target opportunity based on actual performance.
•2020 long-term incentive payouts reflect strong performance and Total Stockholder Return of 142% over a three-year performance period (2018-2020).
•For the 2018-2020 performance period AES was the best performer in the S&P Utilities Index
•The Compensation Committee continues to align pay practices with Stockholder interests.

What AES Does	What AES Doesn’t Do
Pay-for-Performance Alignment - Annual review of AES Total Stockholder Return performance and its impact on realizable pay to ensure actual results are aligned to performance payouts	No “Single-Trigger” Vesting of Equity Awards with a Change in Control - All unvested, outstanding and future awards contain a “double-trigger” provision
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Target Total Compensation at 50th Percentile - Based on similarly-sized companies’ target total compensation at the size-adjusted 50th percentile	No Special Retirement Benefit Formulas for NEOs - Our non-qualified retirement plan restores benefits capped under our broad-based plan due to statutory limits
Heavy Weight on Performance Compensation - Majority of compensation is paid through annual incentive and long-term compensation plans	No Hedging or Pledging - Maintain a policy that prohibits all AES employees (including Officers) and Directors of AES from engaging in hedging activities or pledging AES stock
Stock Ownership Guidelines - Maintain market-competitive guidelines to align NEO and Stockholder interests	No Change-In-Control Excise Tax Gross-Ups - Completely discontinued this provision
Change-In-Control Severance - Our plan is competitive with market practice and all benefits are conditioned upon “double-trigger”	No Perquisites - No perquisites are provided to any NEOs
“Clawback” Policy - Policy provides for recovery of certain previously-paid incentive awards under certain circumstances	No Backdating or Option Repricings
Independent Consultant Retained by the Compensation Committee - Provides no other services to AES, other than Board services	No Payment of Dividends or Dividend Equivalents on Equity Awards Unless Earned and/or Vested

•The Compensation Committee annually reviews AES’ performance and CEO compensation relative to power generation and utility companies from the S&P 500 Utilities Index to which investors may compare AES. For the 2017-2019 period the CEO’s realizable compensation was equivalent to the 78th percentile while Total Stockholder Return was equivalent to the 92nd percentile.
The above chart reflects that the CEO’s realized compensation is highly aligned with value creation to AES Stockholders.
•At the 2020 Annual Meeting, AES received over 95% support for its NEO compensation based on the shares voted in favor of the 2020 Say on Pay proposal. This level of support for our executive compensation program was viewed by the Compensation Committee as an indication that no significant changes to our programs were warranted by such vote.

AES’ compensation plans and practices for our NEOs align with performance and Stockholder value creation. Any non-GAAP measures discussed in this CD&A are reconciled to the nearest GAAP financial measure or described how such measures are calculated from the financial statements is provided in the section titled “Non-GAAP Measures”.
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Our Executive Compensation Process

The CD&A includes compensation details for our NEOs:

Name	Title
Mr. Andrés Gluski	President & Chief Executive Officer (“CEO”)
Mr. Gustavo Pimenta	EVP & Chief Financial Officer (“CFO”)
Mr. Bernerd Da Santos	EVP & Chief Operating Officer (“COO”)
Ms. Letitia (Tish) Mendoza	EVP & Chief Human Resources Officer (“CHRO”)
Ms. Lisa Krueger	EVP & President, U.S. & Utilities SBU

Our Executive Compensation Philosophy

Our philosophy is to provide compensation opportunities that approximate the 50th percentile of survey data specific to our revenue size and industry. We then design our incentive plans to pay for performance with more compensation paid when performance exceeds expectations and less compensation paid when performance does not meet expectations. Thus, the actual compensation realized by an NEO will depend on our actual performance.

In applying this philosophy, survey data is used to assess the impact of any changes on the competitiveness of target total compensation opportunities relative to the 50th percentile. Our use of survey data is described further in the section titled “How We Use Survey Data in our Executive Compensation Process.”

The Compensation Committee considers additional factors in making its decisions on each NEO’s target total compensation opportunity. The specific factors include:

•An individual’s experience and expertise;
•Position and scope of responsibilities;
•An individual’s future prospects with the Company; and
•The new total compensation that would result from any change and how the new total compensation compares to survey data.

In making its decisions, the Compensation Committee does not apply formulaic weighting to any of the above factors.

Role of the Compensation Committee, Independent Compensation Consultant, and Management

	Compensation Committee	Independent Compensation Consultant	Management (CEO & CHRO)
Provide overall oversight of the Company’s compensation and benefit plans, including plans in which the NEOs participate	●
Annually review NEO compensation and, if appropriate, propose changes to target total compensation for Board of Directors’ approval	●
Approve performance goals for annual and long-term incentive plans within the first three months of the performance period	●
Based on an assessment of performance against pre-set goals, approve payouts to NEOs under incentive plans and propose for Board of Directors’ approval	●
Participate in all Compensation Committee meetings	●	●	●
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	Compensation Committee	Independent Compensation Consultant	Management (CEO & CHRO)
Participate in executive sessions of the Compensation Committee	●	As requested
Prepare and summarize detailed information on the Company’s performance and, as applicable, performance of individual executives			●
Prepare and provide (in advance whenever possible) additional materials regarding our executive compensation plans for review and discussion by the Compensation Committee in its meetings			●
Based on business strategy, propose any changes to incentive plan designs			●
With the Compensation Committee’s knowledge, provide background information to the independent consultant required for the consultant to carry out its duties			●
Update the Compensation Committee on market trends, regulatory matters and governance best practices related to executive compensation		●
Review and provide the Compensation Committee with feedback on market competitiveness of any changes to target total compensation proposed by management		●
Review and provide the Compensation Committee with feedback on incentive plan changes proposed by management		●

In 2020, the Compensation Committee retained Meridian Compensation Partners to serve as its Independent Compensation Consultant. The Compensation Committee has reviewed the independence of Meridian as required by the NYSE rules that relate to the engagement of its advisors. The Compensation Committee, after taking into consideration all relevant factors, determined Meridian to be independent, consistent with NYSE requirements. Other than services provided to the Compensation Committee and Governance Committee, Meridian did not provide any other services to AES in 2020.
How We Use Survey Data in our Executive Compensation Process

At the time it decides target total compensation opportunities, the Compensation Committee reviews survey data from Willis Towers Watson. The data enables the Compensation Committee to compare compensation for our NEOs to compensation provided by similarly-sized companies for executives in comparable positions to our NEOs. Specifically, in 2020 the Compensation Committee reviewed the following survey data:

•The U.S. General Industry Database, which consisted of other companies with international operations with a total of 811 companies; and
•The U.S. Energy Industry Database, which consisted primarily of power generation and distribution companies, with a total of 125 companies.
From the survey data, regression analysis is then used to predict the compensation paid by those companies most similar to AES in size. At the time of the analysis, we used our then-current revenue estimate of $10.3B.

The survey data lag the year for which the compensation decision applies and therefore are aged at an annualized rate of 3% per year. In determining companies comparable to AES in size, we use revenue because executive target total compensation more closely correlates with revenue than any other size indicator, in both general industry and the power industry.

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For most of our NEOs, a blend of general industry and power industry data is appropriate based on the operational knowledge required of their positions and the international scope of their roles. In the case of Ms. Krueger, however, the survey data used is based entirely on the power industry given her U.S.-only operational responsibilities.

NEO	General Industry Weighting	Power Industry Weighting
Mr. Gluski	50%	50%
Mr. Pimenta	50%	50%
Mr. Da Santos	50%	50%
Ms. Mendoza	50%	50%
Ms. Krueger	—%	100%

The Compensation Committee views the Willis Towers Watson survey data as an appropriate benchmark of compensation practices and levels of similarly-sized companies, including companies with international operations against whom we compete for talent.

Overview of AES Total Compensation

Elements of Compensation

The following table presents each element of compensation and explains (i) the objective of each element, (ii) what the element is designed to reward, and (iii) why we choose to pay each element.

Objective	What It Rewards	Why We Pay
Base Salary
Provide fixed cash compensation that reflects the individual’s experience, responsibility and expertise	Accomplishment of day-to-day job responsibilities, taking into account individual performance and retention considerations	Market competitiveness; attract and retain our NEOs
Performance Incentive Plan (our annual incentive plan)
Provide performance-based, short-term cash compensation relative to the achievement of pre-set objectives, and performance, based on a payout range of 0-200%	Achievement of specific pre-set performance thresholds related to safety, financial, and strategic objectives	Direct incentive to achieve the Company's safety, financial, and strategic objectives for the year
Long-Term Compensation (LTC)
Provide awards that align the interests of our executives with those of our Stockholders over the long term	Share price growth, dividend performance and attainment of long-term financial goals	Directly links NEOs’ interests with those of Stockholders and AES’ long-term financial performance
Retirement and Health and Welfare Benefits
Provide retirement and health and welfare benefits that are comparable to those provided to our broad-based U.S. employee population	Promote healthiness and financial readiness for retirement	Market competitiveness

CEO Compensation Relative to other NEOs

Our CEO’s compensation is higher than the compensation paid to our other NEOs largely due to the scope of his position and his overall responsibility for the Company’s strategy and direction, as well as his overall influence on AES’ near-and long-term performance. When compared to our other NEOs, our CEO’s total compensation is more heavily weighted
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towards incentive compensation and his stock ownership guideline is higher. The higher compensation and higher percentage of compensation in the form of performance-based incentives for our CEO are consistent with the survey data.

Additionally in the case of our CEO, the Compensation Committee has begun to assess targeting his pay opportunities at approximately the 60th percentile of market data in recognition of his experience and AES’ above average peer performance over a sustained period of time.

Mix of Cash and Equity Compensation

The Company does not target a specific allocation of cash versus equity compensation, nor does it target a specific allocation between short- and long-term compensation. The charts below indicate the mix of cash and equity compensation, as well as short-term and long-term compensation for our CEO and all other NEOs.

In making compensation decisions, the Compensation Committee does not explicitly consider prior years’ awards or current equity holdings. The Compensation Committee does, however, on an ongoing basis ensure it has a detailed understanding of how its decisions on individual compensation elements affect other compensation elements and total compensation. The Committee reviews detailed information on:

•Year-over-year changes in total compensation;
•The value of outstanding long-term compensation awards under various share price and financial performance scenarios;
•Payouts and realized gains from past long-term compensation awards; and
•The value of benefits payable upon termination and change-in-control.

A discussion of how the Compensation Committee determined each element of compensation for 2020 is provided in the next section of this CD&A.

2020 Compensation Determinations

Base Salary

As explained in the section titled “Our Executive Compensation Process,” the Compensation Committee reviews the target total compensation, including base salaries, of our NEOs annually. In addition, the Compensation Committee will review the base salary of an Executive Officer if there is a promotion or in the case of a newly-hired Executive Officer.

The following table shows the 2020 base salary and the percentage increase from 2019 for each NEO. Further details on the 2020 base salaries paid to our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

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NEO	2020 Base Salary	Percentage Increase from 2019	Rationale for Increase, if any
Mr. Gluski	$1,218,888	0%	No change from 2019
Mr. Pimenta	$550,000	10%	Maintain market competitiveness
Mr. Da Santos	$560,000	7%	Maintain market competitiveness
Ms. Mendoza	$478,000	5%	Maintain market competitiveness
Ms. Krueger	$500,000	20%	Promotion to new role

2020 Performance Incentive Plan Payouts

2020 Company Performance Score Targets: Our NEOs are eligible for annual incentive awards under the Performance Incentive Plan, a Stockholder-approved plan. As detailed more fully below, in early 2020, the Compensation Committee established measures in three performance categories: Safety, Financial, and Strategic Objectives (which include the Green Growth, Customer Centricity, New Business Models, and Leading Technology metrics). In setting these performance measures, the Compensation Committee considered information provided by management about the Company’s financial budget for the year as well as strategic objectives. The Compensation Committee approved performance measures and objectives across all three categories that it considered to be challenging.

In early 2021 the Compensation Committee approved, and recommended to the Board of Directors to approve, the annual incentive payouts for 2020. The Committee’s decision was based on AES’ 2020 Corporate Performance Score, which reflected actual results against pre-established performance measures shown below.

The below table reflects the measures, weights, and targets approved by the Committee, as well as the 2020 results.

1The AES Corporate Performance score is rounded to the nearest whole number.

2Assuming the threshold financial requirement for each measure is met, the score ranges from 50% to 200%: 50% score corresponds to actual results at 90% of the target goal, and a 200% score corresponds to actual results at 110% of the target goal.

Final 2020 Annual Incentive Payouts: The following table shows the final award for each of our NEOs under the 2020 Performance Incentive Plan. The Compensation Committee and the Board approved the annual incentive payout as a percent of the target for each of the NEOs below based on the AES Corporate Performance Score.
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NEO	2020 Base Salary	2020 Target Annual Incentive (% of base salary)	Actual 2020 Annual Incentive Award
			Dollar Value[1]	% of Target Annual Incentive[2]
Mr. Gluski	$1,218,888	150%	$1,992,900	109%
Mr. Pimenta	$550,000	100%	$599,500	109%
Mr. Da Santos	$560,000	100%	$610,400	109%
Ms. Mendoza	$478,000	80%	$416,800	109%
Ms. Krueger[3,4]	$500,000	80%	$428,000	107%

1 Dollar values are rounded to the nearest hundred.
2 Actual percentage results above are rounded to the nearest whole number.
3 Ms. Krueger’s score was determined by equally weighting the AES Corporate Performance Score and the U.S. SBU Performance Score.
4 The U.S. SBU Score was based on the following scorecard: Safety (10%) - equally weighted metrics of no serious safety incidents and achievement of U.S. SBU proactive safety metrics described above with overall achievement of 107%; Financials (45%) - equally weighted metrics of Adjusted Pre-Tax Contribution (“Adjusted PTC”) achieved at $274M (target of $294.3M) and Subsidiary Distributions achieved at $336.1M (target of $329.0M) with overall achievement of 98%; Green Growth (20%) - reduced Coal MWHrs and strategy execution at both Indianapolis Power & Light Company and Dayton Power & Light Company with overall achievement of 105%; Customer Centricity (5%) - achieved at 108%; New Business Models (5%) - expansion of key customer relationships achieved at 120%; Leading Technology (5%) - achievement of digital initiatives earned at 128%; and Operations and Construction (10%) - equally weighted metrics relating to operational and construction key performance indicators with overall achievement at 104%.

Long-Term Compensation

2020 Long-term Compensation Mix: In 2020, we utilized the same overall long-term compensation vehicles as in prior years. The mix was based on the following:

•Compensation philosophy which emphasizes alignment between executive compensation and Stockholder value creation;
•Long-term strategic and financial objectives;
•Goal of retaining our NEOs; and
•Review of relevant market practices.

Performance Stock Units Based on Parent Free Cash Flow: Performance stock units represent the right to receive a single share of AES common stock subject to performance- and service-based vesting conditions. Performance stock
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units granted in 2020 are eligible to vest subject to our three-year cumulative Parent Free Cash Flow performance. Parent Free Cash Flow is a strategically important metric to the Company as it reflects the ability of our businesses to generate cash for our investors that can be either reinvested in the business or paid to investors through dividends, and additionally is a key metric for ratings agencies.

The Parent Free Cash Flow target is set for the three-year performance period and is subject to pre-defined, objective adjustments during the three-year performance period based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary.

The final value of the performance stock unit award depends upon the level of Parent Free Cash Flow achieved over the three-year measurement period as well as our share price performance over the period since the award is stock-settled. If a threshold level of Parent Free Cash Flow is achieved, units vest and are settled in the calendar year that immediately follows the end of the performance period.

The following table illustrates the vesting percentage at each Parent Free Cash Flow level for targets set for the 2020-2022 performance period:

Performance Level	Vesting Percentage
Below 90% of Performance Target	0%
Equal to 90% of Performance Target	50%
Equal to 100% of Performance Target	100%
Equal to or Greater Than 110% of Performance Target	200%

Between the Parent Free Cash Flow levels listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn performance stock units is also generally subject to the continued employment of the NEO. The Compensation Committee approved the Parent Free Cash Flow target for the 2020 performance stock unit which they believed to be challenging, but achievable.

Performance Cash Units Based on AES Total Stockholder Return: Performance cash units represent the right to receive a cash-based payment subject to performance- and service-based vesting conditions. Performance cash units granted in 2020 are eligible to vest subject to AES’ Total Stockholder Return from January 1, 2020 through December 31, 2022 relative to companies in three different indices. The indices and their weightings are as follows:

•S&P 500 Utilities Index - 50%
•S&P 500 Index - 25%
•MSCI Latin America Emerging Markets Index - 25%

We use Total Stockholder Return as a performance measure to align our NEOs’ compensation with our Stockholders’ interests since the ability to earn the award is linked directly to stock price and dividend performance over a period of time.

Total Stockholder Return is defined as the appreciation in stock price and dividends paid over the performance period as a percentage of the beginning stock price. To determine share price appreciation, we use a 90-day average stock price for AES relative to the S&P 500 Utilities Index companies, the S&P 500 Index companies, and the MSCI Latin America Emerging Markets Index companies at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation.

The value of each performance cash unit is equal to $1.00, and the number of performance cash units that vest depend upon AES’ percentile rank against the companies in each of the indices. If AES’ Total Stockholder Return is above the threshold percentile rank established for the performance period, a percentage of the units vest and are settled in cash in the calendar year that immediately follows the end of the performance period. The following table illustrates the vesting percentage at each percentile rank for the 2020-2022 performance period:

AES 3-Year Total Stockholder Return Percentile Rank	Vesting Percentage
Below 30th percentile	0%
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Equal to 30th percentile	50%
Equal to 50th percentile	100%
Equal to 70th percentile	150%
Equal to or Greater Than 90th percentile	200%

Between the percentile ranks listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn these performance cash units is also generally subject to the continued employment of the NEO.

Restricted Stock Units: Restricted stock units represent the right to receive a single share of AES common stock subject to service-based vesting conditions. The Company grants restricted stock units to assist in retaining our NEOs and also to increase their ownership of AES common stock, which further aligns our NEOs’ interests with those of Stockholders. Restricted stock units vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

2020 Long-Term Compensation Grants: In February 2020, consistent with our practice in prior years, the Company granted long-term compensation to the NEOs. The target grant values below are based upon the grant date closing stock price per share of AES common stock for performance stock units and restricted stock units, and a per unit value of $1.00 for performance cash units.

NEO	February 2020 Long-Term Compensation Target Value
	As % of Base Salary	Dollar Amount
Mr. Gluski	630%	$7,678,994
Mr. Pimenta	225%	$1,237,500
Mr. Da Santos	225%	$1,260,000
Ms. Mendoza	150%	$717,000
Ms. Krueger	150%	$625,500

The values in the table above differ from the Stock Awards column in the Summary Compensation Table because the performance cash units contain a market condition which results in a fair market value, for financial accounting purposes, that differs from the $1 per unit value the Company uses to determine the grant.

Prior Year Performance Stock Units Vesting in 2020: All of the NEOs, with the exception of Ms. Krueger, received a grant of performance stock units in February 2018 for the performance period of January 1, 2018 through December 31, 2020. Performance was based on the Company’s Proportional Free Cash Flow performance during the three-year performance period.

The 2018 performance stock unit award paid out at 100.6% of the target number of shares based on our actual Proportional Free Cash Flow results of $4,274M, which was 100.1% of the target Proportional Free Cash Flow. As previously disclosed the performance scale for these awards was 100% vesting for performance equal to 100% of target, 50% for performance equal to 87.5%, and 200% for performance equal to or greater than 125%. The actual performance payout level is derived using straight-line interpolation: for every one percentage point performance is above the target goal, the payout is increased by approximately four percentage points.

NEO	Target Number of Units	% of Target Vested Based on Proportional Free Cash Flow	Final Shares Vested
Mr. Gluski	181,767	100.6%	182,858
Mr. Pimenta	25,739	100.6%	25,893
2021 Proxy Statement | 45

Mr. Da Santos	32,817	100.6%	33,014
Ms. Mendoza	18,661	100.6%	18,773

Prior Year Performance Cash Units Vesting in 2020: All of the NEOs, with the exception of Ms. Krueger, received a grant of performance cash units in February 2018 for the performance period of January 1, 2018 through December 31, 2020. Performance was based on the Company’s Total Stockholder Return relative to S&P 500 Utility Index companies (50% weight), S&P 500 Index (25% weight) and MSCI Emerging Markets Index (25% weight), and with the same performance scales for each index as the 2020 performance cash units.

Total Stockholder Return for the Company over the 2018-2020 performance period was 115%, which resulted in the Company exceeding the 90th percentile target of Total Stockholder Return for each index. As previously discussed, Total Stockholder Return for purposes of Performance Cash Units is calculated using a 90-day average stock price for AES relative to each index, at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation.

The overall payout for the 2018 Performance Cash Units was 200% of target. Actual results for each index and associated payouts are reflected below:

•S&P 500 Utilities Index - 100th percentile of performance, resulting payout of 200%
•S&P 500 Index - 93rd percentile of performance, resulting payout of 200%
•MSCI Emerging Markets Index - 95th percentile of performance, resulting payout of 200%

NEO	Target Number of Units	% of Target Vested Based on TSR	Resulting Cash Payout
Mr. Gluski	3,495,690	200%	$6,991,380
Mr. Pimenta	270,000	200%	$540,000
Mr. Da Santos	631,125	200%	$1,262,250
Ms. Mendoza	358,875	200%	$717,750

Further details on the 2018-2020 performance stock unit and performance cash unit payouts to our NEOs can be found in the Option Exercises and Stock Vested Table of this Proxy Statement.

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Other Relevant Compensation Elements and Policies

Perquisites

We do not provide perquisites to any of our Executive Officers.

Retirement Benefits

We cover our NEOs under the Restoration Supplemental Retirement Plan (“RSRP”) to restore benefits that are limited under our broad-based retirement plans due to statutory limits imposed by the Code. The RSRP’s objectives are consistent with our philosophy to provide competitive levels of retirement benefits and to retain talented executives. The RSRP does not contain any enhanced or special benefit formulas for our NEOs. Contributions to the RSRP made in 2020 are included in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement. Additional information regarding the RSRP is contained in the “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” section of this Proxy Statement.

Stock Ownership Guidelines

We adopted stock ownership guidelines in 2011, these guidelines promote our objective of increasing Stockholder value by encouraging our NEOs to acquire and maintain a meaningful equity stake in the Company.

The guidelines were designed to maintain stock ownership at levels high enough to assure our Stockholders of our NEOs’ commitment to value creation. Under these guidelines, our NEOs are expected, over time, to acquire and hold shares of AES common stock equal in value to a multiple of their annual salaries. The Compensation Committee sets the ownership multiples based on market practice for each NEO’s position. The current ownership multiple for each NEO, who was serving as of fiscal year end 2020, is as follows:

NEO	Ownership Multiple of Base Salary
Mr. Gluski	6x
Mr. Pimenta	3x
Mr. Da Santos	3x
Ms. Mendoza	3x
Ms. Krueger	3x

Shares owned directly and shares beneficially acquired under our retirement plans all count toward satisfying the guidelines. Unexercised stock options, unvested performance stock units and unvested restricted stock unit awards do not count towards satisfaction of the guidelines.

The Company requires that all net shares (net of option exercise price and/or withholding tax) acquired after the guideline effective date will be retained and cannot be liquidated until the guideline has been met.

Severance and Change-in-Control Arrangements

The Company maintains certain severance and change-in-control arrangements, including the Executive Severance Plan and change-in-control provisions in the long-term compensation award agreements.

Executive Severance Plan: The Compensation Committee has included all of the Company’s Executive Officers in a single Executive Severance Plan, the design of which is consistent with current market practices. Newly hired or promoted executives are included in this plan beginning on the first date of their executive appointment. The Executive Severance Plan does not contain any excise tax gross-ups and, thus, none of our NEOs are eligible for an excise tax gross-up.

The Company provides severance benefits for qualifying termination both related and unrelated to a change-in-control to enable the attraction and retention of key executive talent. Also, in the case of severance benefits upon a qualifying termination related to a change-in-control, the Company believes these benefits will help to align the NEOs’ interests with
2021 Proxy Statement | 47

those of Stockholders by mitigating any uncertainties the NEOs may have about their ongoing employment if the change-in-control is pursued. The Company provides severance benefits after a change-in-control only if there is a qualifying termination of employment following the change-in-control (i.e., “double-trigger benefits”).

Further details on the Executive Severance Plan and qualifying termination events can be found in the section titled “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Double-Trigger Vesting of Long-term Compensation Awards upon Change-in-Control: Upon a change-in-control, the unvested portion of all outstanding awards will vest only upon a double-trigger (at target performance levels for performance awards). The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control. All unvested, outstanding awards include a double- trigger vesting provision.

Clawback Policy

The Company has adopted a “clawback policy” that provides the Compensation Committee with the discretion to seek the reimbursement of any annual incentive payment or long-term compensation award, as defined under the policy, from key executives of the Company, including our NEOs, when:

•The initial payment was calculated based upon achieving certain financial results that were subsequently the subject of a material restatement of the Company’s financial statements;
•The Compensation Committee, in its discretion, determines that the executive engaged in fraud or willful misconduct that caused, or substantially caused, the need for the restatement; and
•A lower payment would have been made to the executive based upon the restated financial results.
In each such instance, the Compensation Committee has the discretion to determine whether it will seek recovery from the individual executive and has discretion to determine the amount.

Prohibition Against Hedging and Pledging

The Company’s Securities Trading Policy prohibits AES’ employees (including officers) and Directors from engaging in hedging transactions with respect to AES’ equity securities including, without limitation, the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or speculate, or are designed to hedge or speculate, on any change in the market value of AES’ equity securities. The Company additionally prohibits AES’ employees (including officers) and Directors from pledging Company securities in any circumstance, including by purchasing Company securities on margin or by holding Company securities in a margin account.

Non-GAAP Measures

In this CD&A, we reference certain Non-GAAP measures, including Adjusted EPS and Parent Free Cash Flow, which are reconciled to the nearest GAAP measure in the following tables.

Reconciliation of Adjusted EPS

Year Ended Dec. 31, 2020
Diluted earnings per share from continuing operations	$0.06
Unrealized derivative and equity security losses	$0.01
Unrealized foreign currency losses (gains)	$(0.01)
Disposition/ acquisition losses (gains)	$0.17
Impairment expense	$1.39
Loss on extinguishment of debt	$0.33
Net gains from early contract terminations	$(0.27)
2021 Proxy Statement | 48

U.S. Tax Law Reform Impact	$0.02
Less: Net income tax expense (benefit)	$(0.26)
Adjusted EPS	$1.44

Reconciliation of Parent Free Cash Flow1

$ in Millions	Year Ended Dec. 31, 2020
Net Cash Provided by Operating Activities at the Parent Company [2]	$434
Subsidiary Distributions to QHCs Excluded from Schedule 1 [3]	$198
Subsidiary Distributions Classified in Investing Activities [4]	$238
Parent-Funded SBU Overheard and Other Expenses Classified in Investing or Financing Activities [5]	$(85)
Other	$(8)
Parent Free Cash Flow[1]	$777

1 Parent Free Cash Flow (a non-GAAP financial measure) should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with U.S. GAAP. Parent Free Cash Flow is the primary, recurring source of cash that is available for use by the Parent Company. Parent Free Cash Flow is equal to Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the Parent Company. Management uses Parent Free Cash Flow to determine the cash available to pay dividends, repay recourse debt, make equity investments, fund share buybacks, pay Parent Company hedging costs and make foreign exchange settlements. We believe that Parent Free Cash Flow is useful to investors because it better reflects the Parent Company’s cash available to make growth investments, pay shareholder dividends, and make principal payments on recourse debt. Factors in this determination include availability of subsidiary distributions to the Parent Company and the Company’s investment plan.

2 Refer to Part IV—Item 15—Schedule 1 - Condensed Financial Information of Registrant of the Company's 2020 10-K filed with the SEC on February 25, 2021.

3Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with U.S. GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

4Subsidiary distributions that originated from the results of operations of an underlying investee but were classified as investing activities when received by the relevant holding company included in Schedule 1.

5Net cash payments for parent-funded SBU overhead, business development, taxes, transaction costs, and capitalized interest that are classified as investing activities or excluded from Schedule 1.

Additionally in this CD&A, we reference Proportional Free Cash Flow, Adjusted PTC, and Subsidiary Distributions.

Proportional Free Cash Flow is defined as Net Cash from Operating Activities less Maintenance and Environmental Capital Expenditures, adjusted for AES ownership percentage.

Adjusted PTC is pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs
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directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.

Subsidiary Distributions for an SBU are the sum of the following amounts (a) dividends paid to the borrower by its Subsidiaries during such period; (b) consulting and management fees paid to the borrower for such period; (c) tax sharing payments made to the borrower during such period; (d) interest and other distributions paid to the borrower during such period with respect to cash and other temporary cash investments of the borrower (other than with respect to amounts on deposit in the Revolving L/C Cash Collateral Account); (e) cash payments made to the borrower in respect of foreign exchange Hedge Agreements or other foreign exchange activities entered into by the borrower on behalf of any of its subsidiaries; and (f) other cash payments made to the borrower by its subsidiaries other than (i) returns of invested capital; (ii) payments of the principal of debt of any such subsidiary to the borrower and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the account of the borrower and the benefit of the beneficiaries of such accounts.

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Executive Compensation Program Alignment with Stockholders Interests

Actual compensation earned by our NEOs reflects the alignment between our executive compensation program design and value creation for Stockholders.
•Based on actual performance, the value of equity awards at vesting may decline, including both our AES relative Total Stockholder Return performance cash units and AES Cash Flow-based performance stock units.
•For the 2018-2020 performance cash units, AES had a Total Stockholder Return of 115%, which exceeded the 90th percentile against all three indices to which it compares itself.
•For the 2018-2020 performance period AES was the best performer in the S&P Utilities Index.
•As a direct result of the performance-based nature of AES’ executive compensation program actual compensation earned by our NEOs has varied from Summary Compensation Table reported values for the last three years.
Summary Compensation Table (2020, 2019 and 2018)*

Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrés Gluski
President & Chief Executive Officer
2020	$1,218,888	$0	$7,931,169	$1,992,900	$325,070	$11,468,027
2019	$1,218,888	$0	$7,406,808	$1,901,500	$300,690	$10,827,886
2018	$1,188,000	$0	$5,900,311	$2,388,000	$283,500	$9,759,811

Gustavo Pimenta (5)
EVP & Chief Financial Officer
2020	$550,000	$0	$1,278,137	$599,500	$84,977	$2,512,614
2019	$500,000	$0	$1,148,843	$646,356	$62,348	$2,357,547

Bernerd Da Santos
EVP & Chief Operating Officer
2020	$560,000	$0	$1,301,384	$610,400	$115,200	$2,586,984
2019	$523,000	$0	$2,120,777	$543,900	$103,230	$3,290,907
2018	$510,000	$69,000	$1,065,259	$683,000	$90,000	$2,417,259

Tish Mendoza
EVP & Chief Human Resources Officer
2020	$478,000	$0	$740,556	$416,800	$91,800	$1,727,156
2019	$455,000	$0	$871,212	$378,600	$78,750	$1,783,562
2018	$435,000	$0	$605,740	$560,000	$67,650	$1,668,390

Lisa Krueger (6)
EVP & President, U.S. & Utilities SBU
2020	$445,809	$0	$646,047	$428,000	$46,336	$1,566,192

*    Table excludes the Option Awards and Change in Pension Value and Non-Qualified Deferred Compensation Earnings columns, which are not applicable.
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NOTES:
(1)    The base salary earned by each NEO during fiscal years 2020, 2019, and 2018, as applicable.
(2)    Aggregate grant date fair value of performance stock units, performance cash units, and restricted stock units granted in the year which are computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 19), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K which also includes information for 2018 and 2019. Assuming the maximum market and financial performance conditions are achieved, and in the case of performance stock units the share price at grant, the maximum value of performance stock units and performance cash units granted in fiscal year 2020, and payable upon completion of the 2020-2022 performance period, is shown below.

Maximum Value of Performance Stock Units and Performance Cash Units Granted in FY20 (payable after completion of 2020-2022 performance period)
Name	Performance Stock Units ($)	Performance Cash Units ($)	Total ($)
Andrés Gluski	$6,143,204	$6,143,196	$12,286,400
Gustavo Pimenta	$989,983	$990,000	$1,979,983
Bernerd Da Santos	$1,007,994	$1,008,000	$2,015,994
Tish Mendoza	$573,613	$573,600	$1,147,213
Lisa Krueger	$500,407	$500,400	$1,000,807

(3)    The value of non-equity incentive plan awards earned during the 2020 fiscal year and paid in 2021 under our Performance Incentive Plan (our annual incentive plan).
(4)    All Other Compensation includes Company contributions to both qualified and non-qualified defined contribution retirement plans.

Name	AES Contributions to Qualified Defined Contribution Plans	AES Contributions to Non-Qualified Defined Contribution Plans	Total Other Compensation
Andrés Gluski	$25,650	$299,420	$325,070
Gustavo Pimenta	$25,650	$59,327	$84,977
Bernerd Da Santos	$25,650	$89,550	$115,200
Tish Mendoza	$25,650	$66,150	$91,800
Lisa Krueger	$25,650	$20,686	$46,336

(5) Mr. Pimenta was not an NEO prior to 2019. Therefore, no compensation information appears for him for 2018, in accordance with applicable SEC rules.
(6) Ms. Krueger was not an NEO prior to 2020. Therefore, no compensation information appears for her for 2019 or 2018, in accordance with applicable SEC rules.

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Grants of Plan-Based Awards (2020) *

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrés Gluski
		$0	$1,828,332	$3,656,664
	21-Feb-20				0	148,029	296,058		$3,071,602
	21-Feb-20				1,535,799	3,071,598	6,143,196		$3,323,776
	21-Feb-20							74,014	$1,535,791

Gustavo Pimenta
		$0	$550,000	$1,100,000
	21-Feb-20				0	23,855	47,710		$494,991
	21-Feb-20				247,500	495,000	990,000		$535,640
	21-Feb-20							11,928	$247,506

Bernerd Da Santos
		$0	$560,000	$1,120,000
	21-Feb-20				0	24,289	48,578		$503,997
	21-Feb-20				252,000	504,000	1,008,000		$545,378
	21-Feb-20							12,145	$252,009

Tish Mendoza
		$0	$382,400	$764,800
	21-Feb-20				0	13,822	27,644		$286,807
	21-Feb-20				143,400	286,800	573,600		$310,346
	21-Feb-20							6,911	$143,403

Lisa Kreuger
		$0	$400,000	$800,000
	21-Feb-20				0	12,058	24,116		$250,204
	21-Feb-20				125,100	250,200	500,400		$270,741
	21-Feb-20							6,029	$125,102

*    Table excludes the All Other Option Awards and Exercise or Base Price of Option Awards, as no Stock Options were granted in 2020.

NOTES:
(1)    Each NEO received an award under the Performance Incentive Plan (our annual incentive plan) in 2020. The first row of data for each NEO shows the threshold, target and maximum award under the Performance Incentive Plan. For the Performance Incentive Plan, the threshold award is 0% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award is payable in the first quarter of 2021.
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(2)    Each NEO received performance stock units on February 21, 2020 awarded under the 2003 Long-Term Compensation Plan. These units vest based on the financial performance condition of Parent Free Cash Flow for the three year period ending December 31, 2022 (as more fully described in the “Long-Term Compensation” section of this Proxy Statement). The second row of data for each NEO shows the total number of AES shares at threshold, target, and maximum. At threshold, the vesting percentage is 0%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.
Each NEO also received performance cash units on February 21, 2020 awarded under the 2003 Long-Term Compensation Plan. These units vest based on AES’ Total Stockholder Return as compared to the Total Stockholder Return of the S&P 500 Utility Index companies, the S&P 500 Index companies, and the MSCI Latin America Emerging Markets Index companies for the three-year period ending December 31, 2022 (as more fully described in the CD&A of this Proxy Statement). The third row of data for each NEO shows the number of units at threshold, target, and maximum, where $1.00 is the per unit value. At threshold against each of the three indices, the vesting percentage is 50%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.
(3)    Each NEO received restricted stock units on February 21, 2020 awarded under the 2003 Long-Term Compensation Plan. These units vest on a service-based condition in which one-third of the restricted stock units vest on each of the first three anniversaries of the grant.
(4)    Aggregate grant date fair value of performance stock units, performance cash units, and restricted stock units granted in the year which are computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions and, in the case of the performance stock units and performance cash units, assuming a target level of performance. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 19), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K. Assuming the maximum market and financial performance conditions are achieved, and in the case of performance stock units the share price at grant, the maximum value of performance stock units and performance cash units granted in fiscal year 2020, and payable upon completion of the 2020-2022 performance period, is shown in footnote 2 to the Summary Compensation Table.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table
Incentive Compensation Plans Applicable for All NEOs

Performance Incentive Plan

In early 2021, we expect to make cash payments to Messrs. Gluski, Pimenta, and Da Santos, and Mses. Mendoza and Krueger under the Performance Incentive Plan for performance during 2020. The amount paid to each NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for each NEO. A description of the Performance Incentive Plan and awards made thereunder is set forth in the CD&A of this Proxy Statement.

2003 Long Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards Table include amounts relating to performance cash units, performance stock units, and restricted stock units granted under the 2003 Long-Term Compensation Plan.

The amount reported in the “Stock Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of restricted stock units, performance stock units, and performance cash units granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. For a description of the terms of restricted stock unit awards, performance stock unit awards, and performance cash unit awards, see the CD&A of this Proxy Statement.

Effect of Termination of Employment or Change-in-Control

The vesting of performance stock units, restricted stock units, and performance cash units and the ability of the NEOs to receive payments under those awards are affected by the termination of their employment, including certain qualifying terminations in connection with a change-in-control. These events and the related payments and benefits are described in “Potential Payments Upon Termination or Change-in-Control” of this Proxy Statement.

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Outstanding Equity Awards at Fiscal Year-End (2020)*

The following table contains information concerning exercisable and unexercisable stock options and unvested stock awards granted to the NEOs which were outstanding on December 31, 2020.

Option Awards[1]			Stock Awards
Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date (day/mo/year)	Number of Shares or Units That Have Not Vested[2] (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrés Gluski
245,665	$13.700	17-Feb-22
524,511	$11.170	15-Feb-23
446,053	$14.630	21-Feb-24
748,625	$11.890	20-Feb-25
			159,476	$3,747,686	461,558	(3)	$10,846,613
					11,945,636	(4)	$11,945,636

Gustavo Pimenta
			24,775	$582,213	73,380	(3)	$1,724,430
					1,890,000	(4)	$1,890,000

Bernerd Da Santos
21,211	$11.170	15-Feb-23
30,730	$14.630	21-Feb-24
66,250	$11.890	20-Feb-25
			33,411	$785,159	95,965	(3)	$2,255,178
					2,669,400	(4)	$2,669,400

Tish Mendoza
32,028	$11.170	15-Feb-23
24,643	$14.630	21-Feb-24
66,250	$11.890	20-Feb-25
			16,510	$387,985	47,111	(3)	$1,107,109
					1,256,100	(4)	$1,256,100

Lisa Krueger
			10,559	$248,137	37,704	(3)	$886,044
					976,800	(4)	$976,800

*    Table excludes the following columns which are not applicable based on award types currently outstanding: Number of Securities Underlying Unexercised Options Unexercisable and Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options. Valued using closing price per share on the last business day of the fiscal year (December 31, 2020) of $23.50, except that performance cash units are valued at $1 per unit.

NOTES:
(1)    Stock options were last granted to NEOs in 2015, and are all fully vested.
(2)    Included in this item are:
a.    A restricted stock unit grant made to all NEOs on February 23, 2018 that vests in one final installment on February 23, 2021.
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b. A restricted stock unit grant made to all NEOs on February 22, 2019 that vests in two installments on February 22, 2021 and February 22, 2022.
c. A restricted stock grant made to all NEOs on February 21, 2020 that vests in three installments on February 21, 2021, February 21, 2022 and February 21, 2023.

(3)    Included in this item are:
Performance stock units granted to all NEOs on February 22, 2019 which vest based on the financial performance condition of AES’ three-year cumulative Proportional Free Cash Flow, and three-year service conditions (but only when and to the extent financial performance conditions are met).
Performance stock units granted to all NEOs on February 21, 2020, which vest based on the financial performance condition of AES’ three-year cumulative Parent Free Cash Flow, and three-year service conditions (but only when and to the extent financial performance conditions are met).
Based on AES’ performance through the end of fiscal year 2020 relative to the performance criteria, our current period to-date results for the 2019-2021 ongoing performance period is between threshold and target, and thus the target number of performance stock units granted in 2019 is included above. Our current period to-date results for the 2020-2022 ongoing performance period is between target and maximum, and thus the maximum number of performance stock units granted in 2020 is included above.
(4) Included in this item are:
Performance cash units granted to all NEOs on February 22, 2019, which vest based on market performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility Index, S&P 500 Index, and MSCI Emerging Markets Index) and three-year service conditions (but only when and to the extent the market performance conditions are met).
Performance cash units granted to all NEOs on February 21, 2020, which vest based on market performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility Index, S&P 500 Index, and MSCI Latin America Emerging Markets Index and three-year service conditions (but only when and to the extent the market performance conditions are met).
Based on AES’ performance through the end of fiscal year 2020 relative to the performance criteria, our current period to-date results for the 2019-2021 and 2020-2022 performance periods are between target and maximum and thus the maximum number of performance cash units granted in 2019 and 2020 are included above.

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Option Exercises and Stock Vested (2020)
The following table contains information concerning the exercise of stock options and the vesting of performance stock unit and restricted stock unit awards by the NEOs during 2020.

	Option Awards		Stock Awards (1,2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrés Gluski	230,699	$1,438,430	276,254	$6,217,371
Gustavo Pimenta	—	$ —	37,850	$854,900
Bernerd Da Santos	—	$ —	52,794	$1,183,058
Tish Mendoza	—	$ —	28,774	$646,864
Lisa Krueger	—	$ —	2,264	$46,978

NOTES:

(1)    The 2018 Total Stockholder Return performance cash units also vested on December 31, 2020 with each unit having a value of $1.00.  In connection with the vesting of such units, the NEOs received the following dollar amounts: Mr. Gluski ($6,991,380), Mr. Pimenta ($540,000), Mr. Da Santos ($1,262,250) and Ms. Mendoza ($717,750).

(2)    Vesting of stock awards in 2020 consisted of separate grants shown in the following table.

	Number of Shares Acquired on Vesting (#)
Name	2/23/2018 PSUs (a)	2/24/2017 RSUs (b)	2/23/2018 RSUs (c)	2/22/2019 RSUs (d)	Total
Andrés Gluski	182,858	35,518	30,295	27,583	276,254
Gustavo Pimenta	25,893	3,389	4,290	4,278	37,850
Bernerd Da Santos	33,014	6,413	5,469	7,898	52,794
Tish Mendoza	18,773	3,647	3,110	3,244	28,774
Lisa Krueger	—	—	—	2,264	2,264

	Value Based on Vesting ($)
Name	2/23/2018 PSUs (a)	2/24/2017 RSUs (b)	2/23/2018 RSUs (c)	2/22/2019 RSUs (d)	Total
Andrés Gluski	$4,297,163	$719,240	$628,621	$572,347	$6,217,371
Gustavo Pimenta	$608,486	$68,627	$89,018	$88,769	$854,900
Bernerd Da Santos	$775,829	$129,863	$113,482	$163,884	$1,183,058
Tish Mendoza	$441,166	$73,852	$64,533	$67,313	$646,864
Lisa Krueger	—	—	—	$46,978	$46,978

(a)    The February 23, 2018 performance stock unit grant vested based on the Company’s Proportional Free Cash Flow results for the three-year period ended December 31, 2020 with performance of 100.1% of target, which resulted in a payout of 100.6% of target. Final certification of results and distribution of shares occurred in the first quarter of 2021. For purposes of this Proxy Statement, the performance stock units vested at that performance level as of December 31, 2020 at the closing stock price per share of $23.50.
(b)    The February 24, 2017 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The third vesting occurred on February 24, 2020 at a vesting price of $20.25.
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(c) The February 23, 2018 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on February 23, 2020 at a vesting price of $20.75.
(d)    The February 22, 2019 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The first vesting occurred on February 22, 2020 at a vesting price of $20.75.

Non-Qualified Deferred Compensation (2020)
The following table contains information for the NEOs for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Andrés Gluski - RSRP	$182,833	$299,420	$1,589,726	$0	$7,645,754
Gustavo Pimenta - RSRP	$24,287	$59,327	$29,974	$0	$255,503
Gustavo Pimenta - IRP (5)	$0	$0	$5,680	$0	$34,723
Bernerd Da Santos - RSRP	$65,590	$89,550	$178,876	$0	$1,245,246
Tish Mendoza - RSRP	$38,240	$66,150	$85,138	$0	$721,284
Lisa Krueger - RSRP	$88,350	$20,686	$32,591	$0	$162,973

NOTES:
(1)    Amounts in this column represent elective contributions to the Restoration Supplemental Retirement Plan (“RSRP”) in 2020.
(2)    Amounts in this column represent the Company’s contributions to the RSRP. The amounts reported in this column and the Company’s additional contributions to the 401(k) Plan are included in the amounts reported in the 2020 row of the “All Other Compensation” column of the Summary Compensation Table.
The table below summarizes Company contributions under the RSRP that are included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Included in 2018 All Other Compensation	Included in 2019 All Other Compensation	Included in 2020 All Other Compensation
Andrés Gluski	$258,750	$275,490	$299,420
Gustavo Pimenta	$0	$37,148	$59,327
Bernerd Da Santos	$65,250	$78,030	$89,550
Tish Mendoza	$42,900	$53,550	$66,150
Lisa Krueger	$0	$0	$20,686

(3)    Amounts in this column represent investment earnings under the RSRP and IRP.
(4)    Amounts in this column represent the balance of amounts in the RSRP and IRP at the end of 2020 and are included in the Summary Compensation Table as described in footnote 2 herein.
(5)    Mr. Pimenta is no longer an active participant in the IRP. In connection with a previous overseas assignment Mr. Pimenta did participate, but the Company no longer makes any contributions to the IRP, and neither does Mr. Pimenta. The only activity in this account is for investment earnings on previously contributed amounts.
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Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)

The Code places statutory limits on the amount that participants, such as our NEOs, can contribute to The AES Corporation Retirement Savings Plan (the “401(k) Plan”). As a result of these regulations, matching contributions to the 401(k) Plan accounts of our NEOs in fiscal year 2020 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our NEOs and other highly compensated employees can participate in the RSRP which is designed primarily to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code.

Under the 401(k) Plan, eligible employees, including our NEOs, can elect to defer a portion of their compensation into the 401(k) Plan, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code. The Company matches, dollar-for-dollar, the first five percent of compensation that an individual contributes to the 401(k) Plan. In addition, individuals who participate in the RSRP may defer up to 80% of their compensation (excluding bonuses) and up to 100% of their annual bonus under the RSRP and the IRP. The Company provides a matching contribution to the RSRP for individuals who actively defer and who are also subject to the statutory limits as described above.

The Company may maintain up to four separate deferral accounts for participants in the RSRP, each of which may have a different distribution date and a different distribution option. A participant in the RSRP may elect to have distributions made in a lump sum payment or annually over a period of two to fifteen years. All RSRP distributions are made in cash.

Under the RSRP individuals have the ability to select from a list of hypothetical investments. The investment options are functionally equivalent to the investments made available to all participants in the 401(k) Plan. Individuals may change their hypothetical investments within the time periods that are permitted by the Compensation Committee, provided that they are entitled to change such designations at least quarterly.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP account balances are always 100% vested.

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Potential Payments Upon Termination or Change-in-Control

The following table contains estimated payments and benefits to each of the NEOs in connection with a termination of employment or a change-in-control. The amounts assume that a termination or change-in-control event occurred on December 31, 2020 and, where applicable, uses the closing price per share of AES common stock of $23.50 (as reported on the NYSE on December 31, 2020).

	Termination
Name	Voluntary or For Cause	Without Cause	In Connection with Change in Control	Death	Disability	Change in Control Only (No Termination)
Andrés Gluski
Cash Severance[1]	$0	$6,094,440	$9,141,660	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$17,088,436	$17,088,436	$17,088,436	$0
Benefits Continuation[3]	$0	$39,030	$58,545	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$6,158,470	$26,313,641	$17,088,436	$17,088,436	$0

Gustavo Pimenta
Cash Severance[1]	$0	$1,100,000	$2,200,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$2,691,050	$2,691,050	$2,691,050	$0
Benefits Continuation[3]	$0	$17,342	$26,013	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,142,342	$4,942,063	$2,691,050	$2,691,050	$0

Bernerd Da Santos
Cash Severance[1]	$0	$1,120,000	$2,240,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$3,804,245	$3,804,245	$3,804,245	$0
Benefits Continuation[3]	$0	$17,342	$26,013	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,162,342	$6,095,258	$3,804,245	$3,804,245	$0

Tish Mendoza
Cash Severance[1]	$0	$860,400	$1,720,800	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$1,798,327	$1,798,327	$1,798,327	$0
Benefits Continuation[3]	$0	$17,342	$26,013	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$902,742	$3,570,140	$1,798,327	$1,798,327	$0

Lisa Krueger
Cash Severance[1]	$0	$900,000	$1,800,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$1,339,218	$1,339,218	$1,339,218	$0
Benefits Continuation[3]	$0	$12,870	$19,305	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$937,870	$3,183,523	$1,339,218	$1,339,218	$0

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NOTES:
(1)    Upon termination without cause, or a qualifying termination following a change-in-control, and in the case of Mr. Gluski, termination due to death or disability, or Good Reason (outside of change-in-control), a pro-rata bonus to the extent earned would be payable. Pro-rata bonus amounts are not included in the above table because as of December 31, 2020, the service and performance conditions under AES’ 2020 annual incentive plan would have been satisfied.
(2)    Accelerated Vesting of Long-Term Compensation (“LTC”) includes:
•The value of outstanding performance stock units granted in February 2019 and 2020 at the target payout level;
•The value of outstanding performance cash units granted in February 2019 and 2020 at the target payout level;
•The value of outstanding restricted stock units granted in February 2018, 2019 and 2020; and

The following table provides further detail on Accelerated Vesting of LTC by award type.

	Performance Stock Units	Restricted Stock Units	Performance Cash Units	Total Accelerated LTI Vesting
Gluski	$7,367,932	$3,747,686	$5,972,818	$17,088,436
Pimenta	$1,163,837	$582,213	$945,000	$2,691,050
Da Santos	$1,684,386	$785,159	$1,334,700	$3,804,245
Mendoza	$782,292	$387,985	$628,050	$1,798,327
Krueger	$602,681	$248,137	$488,400	$1,339,218

(3)    Upon termination without cause and a qualifying termination following a change-in-control, the NEO may receive continued medical, dental and vision benefits. The value of benefits continuation is based on the share of premiums paid by the Company on each NEO’s behalf in 2020, based on the coverage in place at the end of December 2020. For the period that benefits are continued, each NEO is responsible for paying the portion of premiums previously paid as an employee.
(4)    Upon termination without cause, or in the case of Mr. Gluski, for Good Reason, or a qualifying termination following a change-in-control, the NEOs are eligible for outplacement benefits. The estimated value of this benefit is $25,000.

Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control

The following narrative outlines our compensatory arrangements with our NEOs, and is in addition to other summaries of their terms found in the CD&A of this Proxy Statement, “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” of this Proxy Statement, and “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Potential Payments upon Termination under the Executive Severance Plan

Executive Officers are eligible to receive payments and benefits upon termination, including termination in connection with a change-in-control, under our Executive Severance Plan. This plan was adopted during 2011 and does not include a Section 280G excise tax gross-up consistent with our policy prohibiting change-in-control tax gross-ups. Payments and benefits provided to the Executive Officers upon each termination circumstance are detailed below.

In the event of termination due to disability, the Executive Officer is entitled to receive the following payments:

•Disability benefits under our long-term disability program in effect at the time;
•Base salary through the termination date or, if earlier, the end of the month preceding the month in which disability benefits commence; and
•In the case of Mr. Gluski, a pro-rata portion of his annual bonus to the extent earned, based upon the number of days he was employed during the year (“Pro-Rata Bonus”).
In the event of termination due to death, the Executive Officer’s legal representative is entitled to his or her base salary through the termination date and, in the case of Mr. Gluski, the Pro-Rata Bonus.

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In the event the Executive Officer’s employment is terminated for cause or the Executive Officer voluntarily resigns, the Executive Officer is only entitled to receive his or her base salary through the termination date.

If we terminate the Executive Officer’s employment without cause, or in the case or Mr. Gluski, he terminates for “Good Reason,” the Executive Officer is entitled to receive:

•Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to one times (two times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;
•Continued participation for 12 months (24 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and
•Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
If within two years following a “change-in-control,” the Executive Officer terminates employment for “Good Reason” or if we terminate the Executive Officer’s employment, other than for cause or disability, the Executive Officer is entitled to receive:

•Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to two times (three times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;
•Continued participation for 18 months (36 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and
•Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
In addition, the Executive Officers are subject to certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations that are outlined in the Executive Severance Plan, and the execution of a general release of claims against the Company. The non-competition and non-solicitation obligations must be complied with for 12 months after termination of employment with us.

Payment of Long-Term Compensation Awards in the event of Termination or Change-in-Control as determined by the provisions set forth in the 2003 Long Term Compensation Plan (for all NEOs)
The vesting of performance stock units, performance cash units, and restricted stock units and the ability of our NEOs to exercise or receive payments under those awards changes in the case of (1) termination of their employment or (2) as a result of a change-in-control. The vesting conditions are defined by the provisions set forth in the 2003 Long Term Compensation Plan as outlined below:
Performance Stock Units, Performance Cash Units, and Restricted Stock Units
If the NEO’s employment is terminated by reason of death or disability prior to the third anniversary of the grant date of a performance stock unit, performance cash unit, or a restricted stock unit, the performance stock units (at target), the performance cash units (at target) and/or restricted stock units will immediately vest and be delivered.

With performance stock units, performance cash units, and restricted stock units, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding units. Involuntary termination allows prorated time-vesting in increments of one-third or two-thirds vesting in the case of performance stock units and performance cash units. Under a qualified retirement, which requires Committee approval, the NEO must either reach i) 60 years of age and 7 years of service with the Company or an affiliate or ii) at least 57 years of age and at least 10 years of service with the Company or an affiliate, and, if the Committee so approves, such awards will be paid on the original schedule and, in the case of performance awards, subject to performance against the applicable goals of the awards. In the case of Mr. Gluski, he has reached both the age and years of service criteria to be eligible for qualified retirement.  If he had retired on December 31, 2020, and if the Committee approved a qualified retirement, the aggregate
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value of his performance stock units (assuming target performance), performance cash units (assuming target performance), and restricted stock units would have been $17,088,436. In the case of Mr. Da Santos, he has also reached both the age and years of service criteria to be eligible for qualified retirement.  If he had retired on December 31, 2020, and if the Committee approved a qualified retirement, the aggregate value of his performance stock units (assuming target performance), performance cash units (assuming target performance), and restricted stock units would have been $3,804,245.

If a change-in-control occurs prior to the end of the three year performance period, performance stock units and performance cash units (at target), and restricted stock units will only become fully vested should a double-trigger occur. The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control (other than for a qualifying retirement).

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)
In the event of a termination of the NEO’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a change-in-control (defined in the same manner as the term “change-in-control” in the RSRP described below), the balances of all of the NEO’s deferral accounts under the RSRP will be paid in a lump sum. In the event of an NEO’s death or retirement, the balances in the NEO’s deferral accounts will be paid according to his elections if the NEO was 59 1/2 or more years old at the time of such person’s death or retirement. In the event of the NEO’s death or retirement before age 59 1/2, the value of the deferral account will be in a lump sum.

The AES Corporation International Retirement Plan (IRP)
In the event of a termination of the NEO’s employment (including than by reason of death), the balances of all of the NEO’s deferral accounts under the IRP will be paid in a lump sum.

Definition of Terms

The following definitions are provided in the Executive Severance Plan and related Benefits Schedule for the CEO for certain of the terms used in this description:
    “Cause” means (A) the willful and continued failure by the CEO to substantially perform his duties with the Company (other than any such failure resulting from the CEO’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination by the CEO for Good Reason), after we deliver a demand for substantial performance, or (B) the willful engaging by the CEO in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.
    “Change-in-Control” means the occurrence of any one of the following events: (A) a transfer of all or substantially all of our assets, (B) a person (other than someone in our Management) becomes the beneficial owner of more than 35% of AES outstanding common stock, or (C) during any one-year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved, excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation) cease to constitute a majority of the Board.
    “Good Reason” means (A) the failure of the Company to have any successor expressly assume the Executive Severance Plan; (B) after a change-in-control, the relocation of the CEO’s principal place of employment; (C) after a change-in-control, any material adverse change in the CEO’s overall responsibilities, duties and authorities; and (D) after a change-in-control, the failure by the Company to continue the CEO’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the CEO immediately prior to such change-in-control.
The definitions for other Executive Officers (aside from the CEO) participating in the Executive Severance Plan are substantially similar to those shown above, except in item (D) of “Good Reason.” The other Executive Officers are eligible to terminate their employment for “Good Reason” after a change-in-control if there is a material reduction to their base salary or annual incentive opportunity.

The following definition is provided in the RSRP of the terms used in this description:

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    “Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons; (ii) a person or group (as so defined) of persons (other than Management of the Company on the date of the adoption of the Plan or their affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing or any provision of the Plan to the contrary, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

The following definition is provided in the 2003 Long Term Compensation Plan of the terms used in this description:

    “Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of persons, (ii) a person or group (as so defined) of persons (other than Management of the Company on the date of the adoption of the Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an award is subject to Section 409A (and not excepted therefrom) and a change-in-control is a distribution event for purposes of an award, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

CEO Pay Ratio

As required by SEC rules, we are disclosing the median annual total compensation of all employees of AES (excluding the CEO), the annual total compensation of the CEO, and the ratio of the median annual total compensation of all employees to the annual total compensation of the CEO.

Consistent with SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the pay ratio disclosure included in our 2020 Proxy Statement.  We have reviewed the changes in our employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact the pay ratio disclosure.

Although this is the case, we performed the pay ratio analysis of our employee population for 2020. As with last year, we chose December 1st as the determination date to identify our median employee, which date was within the last three months of our most recently completed fiscal year. As of December 1, 2020, we employed 8,174 individuals, with 35% of these individuals located in the United States. We used the same methodology as last year to identify our median
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employee. Our median employee was selected using data for the following elements of compensation: salary, equity grants, and non-equity incentive compensation, over a trailing 12-month period, from December 1, 2020.

For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation are calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

For fiscal 2020, the median employee’s annual total compensation was $64,399, and the total annual compensation of our CEO was $11,468,027. Based on this information, the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for fiscal 2020 is 178:1. For purposes of converting our median employee’s compensation to United States dollars, we used the prevailing foreign exchange rate as of the end of 2020.

The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine total annual compensation.

Supplemental Disclosure - CEO Pay Ratio

The Company has a significant global footprint with approximately 65% of its workforce located outside of the United States.

For 2020, the median of the annual total compensation of our United States and Corporate Strategic Business Unit employees (other than our CEO) was $140,839.  The same methodology was used as described above, except for limiting this review to these employees only. The ratio of the total annual compensation of our CEO to the median of the total annual compensation of our United States and Corporate Strategic Business Unit employees for fiscal 2020 is 81:1.

	Global	U.S. Only
AES 2020 CEO Pay Ratio	178:1	81:1

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the CD&A with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated by reference into the AES Form 10-K for the year ended December 31, 2020.

The Compensation Committee of the Board of Directors,

Alain Monié, Chair
Janet G. Davidson
Holly K. Koeppel
Julia M. Laulis
Teresa M. Sebastian
Jeffrey W. Ubben*
*Prior to his resignation from the Board, Mr. Ubben approved this Report

Risk Assessment

We believe that the general design of our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executives’ roles. The following features of the program illustrate this point:

•Our program reflects a balanced mix of compensation awards to avoid excessive weight on any one performance measure and is designed to promote stability and growth (1) in the short-term through the payment of an annual incentive award based on quantifiable goals and (2) in the long-term, through the payment of awards, the value of which are tied directly to AES share price performance;
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•Our annual incentive plan, performance stock units, and performance cash units provide a defined range of payout opportunities ranging from 0-200% of target;
•Total compensation levels are heavily weighted on long-term incentive awards tied to share price performance with three-year service-based vesting schedules and cumulative long-term performance goals;
•We have stock ownership guidelines so that our NEOs’ and other senior executives’ personal wealth is tied to the long-term success of the Company; and
•The Compensation Committee retains discretion to adjust or modify compensation based on the Company’s and executives’ performance.
In 2020, with the assistance of its independent advisor, the Compensation Committee analyzed all of the Company’s compensation programs from a risk perspective. In that review, Meridian identified several risk mitigators including:

•Good balance of fixed and variable pay opportunities;
•Capped incentive plans;
•Multiple incentive measures;
•Performance measured at the large business unit or corporate level;
•Mix of measurement time periods;
•Long-term stock ownership requirements and holding requirements;
•Allowable Compensation Committee discretion, especially in the annual incentive plan, performance stock unit, and performance cash unit agreements;
•Oversight provided by non-participants in the plans, including plan results and Compensation Committee approval of goals;
•Moderate severance program; and
•Clawback policy.
Because of the presence of the risk mitigators identified above and the design of our compensation program, we believe that the risks arising from our employee compensation program are not reasonably likely to have a material adverse effect upon AES.

[Remainder of Page Intentionally Left Blank]
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Audit Matters

Report of the Financial Audit Committee

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures; the performance of the Company’s internal audit function and the independent auditor; the effectiveness of the Company’s Ethics and Compliance Program; and such other matters as are described in the Audit Committee’s Charter. In addition to discussions with the CEO, CFO and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee, pursuant to the Audit Committee’s oversight of the Company’s internal audit function and Ethics and Compliance program, received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

As of February 19, 2021, The Audit Committee includes six members of the Board. In February 2021, the Board determined that each member of the Audit Committee qualifies as independent under the independence standards existing under the NYSE rules and under the independence standards for audit committee members under the Exchange Act. At that time, the Board also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Messrs. Miller and Ubben and Ms. Sebastian are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”). EY has served as the Company’s independent registered public accounting firm since 2008. The Audit Committee discussed with EY the overall scope and plans for the integrated audit of the Company’s financial statements, and met with EY with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor EY is responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. EY’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its Stockholders. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any); through in-person meetings with the Lead Partner; and through discussion between the Committee and Management regarding the selection of the Lead Partner. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

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The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020 with Management and EY. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

EY has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence from the Company. The Audit Committee has concluded that EY’s provision of audit services to the Company is compatible with EY’s independence. The Audit Committee also discussed EY’s proposed fees with Management, including the scope of services, fees paid to comparable companies, fees paid by the Company in prior years, and other factors relevant to the appropriateness of fees. Based on this review, the Audit Committee approved the amount of fees to be paid to EY for audit and non-audit services. For further information regarding these fees, please see the fees chart located in Information Regarding the Independent Registered Public Accounting Firm of this Proxy Statement.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in the AES Form 10-K.

The Financial Audit Committee,

Janet G. Davidson
Tarun Khanna
James H. Miller, Chairman
Moisés Naim
Teresa M. Sebastian
Jeffrey W. Ubben*
*Prior to his resignation from the Board, Mr. Ubben approved this Report

Information Regarding the Independent Registered Public Accounting Firm
The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2020 by the Company’s principal accounting firm, EY.

	$ in millions
	2020	2019
Audit Fees	$13.20	$13.80
Audit Related Fees	0.22	0.20
Tax Fees	0.00	0.00
All Other Fees	0.03	0.02
Total Fees	$13.45	$14.02

Audit Fees. The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees. The amounts noted above for Audit Related Fees include the aggregate fees billed for each of the last two fiscal years for audits of employee benefit plans and accounting consultations.

Tax Fees. EY did not provide any services to AES related to tax compliance, tax advice or tax planning for the fiscal years ended December 31, 2019 and 2020.
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All Other Fees. The amounts noted above for All Other Fees include fees billed for the fiscal years ended December 31, 2019 and December 31, 2020, for IT advisory services.

Pre-Approval Policies and Procedures. The Company desired to maintain an independent relationship between itself and EY, and to ensure that level of independence during 2020, the Audit Committee maintained its policy established in 2002 with which to judge if EY may be eligible to provide certain services outside of its main role as outside auditor. The pre-approval policy permits EY to provide certain designated services set forth in the policy to the Company, outside of its main role as outside auditor, after first obtaining the approval of at least one designated member of the Audit Committee and thereafter reporting such approval to the full Committee consistent with the terms, exceptions and limitations set forth in the Sarbanes-Oxley Act. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act, which address auditor independence. All audit and non-audit services provided to the Company by EY during 2020 were pre-approved by the Audit Committee in accordance with Company policy and the Sarbanes-Oxley Act.

Stock Ownership

Security Ownership of Certain Beneficial Owners, Directors, and Executive Officers
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 1, 2021, based on 668,111,888 shares outstanding as of such date, by (a) each Director serving as of February 2021, each Director nominee and each NEO set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to be the beneficial owner of more than five percent (5%) of our common stock (based on their public filings with the SEC as of March 1, 2021 or as otherwise known to us). Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose or direct the disposition of the shares), whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our Common Stock.
Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Shares Beneficially Owned by Directors and Executive Officers

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Janet G. Davidson	Director	31,986	*
Andrés R. Gluski	President, CEO and Director	3,237,668	*
Tarun Khanna	Director	251,228	*
Holly K. Koeppel	Director	121,609	*
Julia M. Laulis	Director	23,641	*
James H. Miller	Director	142,341	*
Alain Monié	Director	169,126	*
John B. Morse, Jr.(3)	Director and Chairman of the Board	301,000	*
Moisés Naím	Director	146,845	*
Teresa M. Sebastian	Director	2,995	*
Jeffrey W. Ubben(4)	Director	5,392,053	*
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Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Bernerd Da Santos	EVP and COO	348,997	*
Lisa Kruger	EVP and President, U.S. & Utilities SBU	21,324	*
Tish Mendoza	EVP and CHRO	274,626	*
Gustavo Pimenta	EVP and CFO	74,509	*
All Directors and Executive Officers as a Group (17) persons		10,655,670	1.59%

Shares Beneficially Owned by Greater Than 5% Stockholders

Name/Address	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
The Vanguard Group (5) 100 Vanguard Boulevard Malvern, PA 19355	83,183,382	12.45%
Capital World Investors (6) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	80,356,756	12.03%
FMR, LLC (7) 245 Summer Street Boston, MA 02210	44,721,230	6.69%
BlackRock Inc. (8) 55 East 52nd Street New York, NY 10055	43,050,662	6.44%
Capital International Investors (9) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	37,931,556	5.68%
State Street Corporation (10) State Street Financial Center One Lincoln Street Boston, MA 02111	34,075,765	5.10%

*    Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.
(1)    The shares of our Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, shares of our Common Stock, which are subject to Options, units or other securities that are exercisable or convertible into shares of our Common Stock within 60 days of March 1, 2021, are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. Such underlying shares of Common Stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)    Includes (a) the following shares issuable upon exercise of Options outstanding that are able to be exercised on or before April 30, 2021: Ms. Davidson - 0 shares; Dr. Khanna – 20,000 shares; Ms. Koeppel - 0 shares; Ms. Laulis - 0
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shares; Mr. Miller – 0 shares; Mr. Monié – 99,051 shares; Mr. Morse – 0 shares; Dr. Naím – 0 shares; Ms. Sebastian – 0 shares; Mr. Ubben – 0 shares; Mr. Gluski – 1,964,854 shares; Mr. Da Santos – 118,191 shares; Ms. Krueger - 0 shares; Ms. Mendoza - 122,921 shares; and all Directors and Executive Officers as a group – 2,344,297 shares; (b) the following units issuable under The AES 2003 Long Term Compensation Plan, including The AES Corporation Deferred Compensation Plan for Directors: Ms. Davidson - 31,986; units; Dr. Khanna – 226,928 units; Ms. Koeppel – 121,609 units; Ms. Laulis - 23,641; Mr. Miller – 123,061 units; Mr. Monié – 68,750 units; Mr. Morse – 290,000 units; Dr. Naím – 146,845 units; Ms. Sebastian - 2,995 units; Mr. Ubben – 45,553 units; all Directors as a group 1,046,387 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Gluski – 29,090 shares; Mr. Da Santos – 27,678 shares; Ms. Krueger – 0 shares; Ms. Mendoza – 24,989 shares; Mr. Pimenta – 0 shares; and all Executive Officers as a group – 114,315 shares.
(3)    Includes 1,000 shares held by Mr. Morse’s wife.
(4)    Includes 45,553 stock units Mr. Ubben holds under agreement for the benefit of Inclusive Spring Master Fund, L.P. (“In-Cap Spring Master Fund” (f/k/a ValueAct Spring Master Fund, L.P.)) and Inclusive Capital Partners, L.P., a Delaware limited partnership, ("In-Cap"). Also, includes 5,346,500 shares held by In-Cap Spring Master Fund. In-Cap acts as investment manager to In-Cap Spring Master Fund. Inclusive Capital Partners, L.L.C., a Delaware limited liability company ("In-Cap LLC"), is the GP of In-Cap. Mr. Ubben is the controlling member of the management committee of In- Cap LLC.
(5)    Based solely on information furnished in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021, in which Vanguard reported that it had (a) sole power to vote or to direct the vote of 0 shares, (b) shared power to vote or to direct the vote of 1,073,410 shares, (c) sole power to dispose or to direct the disposition of 80,362,396 shares, and (d) shared power to dispose or to direct the disposition of 2,820,986 shares, with an aggregate amount beneficially owned by the reporting person of 83,183,382 shares.
(6)     Based solely on information furnished in the Schedule 13G/A filed by Capital World Investors with the SEC on February 16, 2021, in which Capital World Investors reported that it had (a) sole power to vote or to direct the vote of 80,301,893 shares, (b) shared power to vote or to direct the vote of 0 shares, (c) sole power to dispose or to direct the disposition of 80,356,756 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person 80,356,756 shares.
(7)    Based solely on information furnished in the Schedule 13G filed by FMR, LLC and certain of its affiliates (“Fidelity”) with the SEC on February 8, 2021, in which Fidelity reported that it had (a) sole power to vote or to direct the vote of 11,088,557 shares, (b) shared power to vote or to direct the vote of 0 shares, (c) sole power to dispose or to direct the disposition of 44,721,230 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 44,721,230 shares.
(8)    Based solely on information furnished in the Schedule 13G/A filed by BlackRock Inc. and certain of its affiliates (“BlackRock”) with the SEC on January 29, 2021, in which BlackRock reported that it had (a) sole power to vote or to direct the vote of 38,362,848 shares, (b) shared power to vote or to direct the vote of 0 shares, (c) sole power to dispose or to direct the disposition of 43,050,662 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 43,050,662 shares.
(9)     Based solely on information furnished in the Schedule 13G filed by Capital International Investors with the SEC on February 16, 2021, in which Capital International Investors reported that it had (a) sole power to vote or to direct the vote of 35,768,489 shares, (b) shared power to vote or to direct the vote of 0 shares, (c) sole power to dispose or to direct the disposition of 37,931,556 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person 37,931,556 shares.
(10) Based solely on information furnished in the Schedule 13G filed by State Street Corporation and certain of its affiliates (“State Street”) with the SEC on February 5, 2021, in which State Street Corporation reported that it had (a) sole power to vote or to direct the vote of 0 shares, (b) shared power to vote or to direct the vote of 29,818,157 shares, (c) sole power to dispose or to direct the disposition of 0 shares, and (d) shared power to dispose or to direct the disposition of 34,071,809 shares, with an aggregate amount beneficially owned by the reporting person 34,075,765 shares.

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Annual Meeting Proposals

Proposal 1: Election of Directors

The Board has nominated ten Directors (the “Nominees”) for election at the Annual Meeting to each serve a one-year term expiring at the Annual Meeting in 2022. The Governance Committee has evaluated and recommended the Nominees in accordance with its charter. Biographies describing each candidate’s background and relevant experience can be found in the Board and Committee Governance section under Board of Directors - Biographies of this Proxy Statement on page 23.

Name	Age	Director Since	Occupation
Janet G. Davidson	64	2019	Former EVP, Quality & Customer Care of Alcatel Lucent
Andrés R. Gluski	63	2011	President and CEO of AES
Tarun Khanna	54	2009	Jorge Paulo Lemann Professor, Harvard Business School
Holly K. Koeppel	62	2015	Former Managing Director and Head of Corsair Infrastructure Management
Julia M. Laulis	58	2020	President and CEO of Cable One, Inc.
James H. Miller	72	2013	Former Chairman of PPL Corporation
Alain Monié	70	2017	CEO of Ingram Micro Inc.
John B. Morse, Jr.	74	2008	Former SVP, Finance and CFO of The Washington Post Company
Moisés Naím	68	2013	Distinguished Fellow, Carnegie Endowment for International Peace
Teresa M. Sebastian	63	2021	President and Chief Executive Officer of The Dominion Asset Group

The Board Recommends a Vote FOR the Election of Each of the Director Nominees Named Above

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Proposal 2: Approval, on an Advisory Basis, of the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement. At our 2017 Annual Meeting, Stockholders voted to hold an advisory vote on our executive compensation program on an annual basis. Accordingly, we have determined to submit an annual advisory vote on our executive compensation program to our Stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation in 2023. The Company asks that you support the compensation of our NEOs as disclosed in the CD&A section and the accompanying tables and narratives contained in this Proxy Statement.

The CD&A section of this Proxy Statement discusses how our executive compensation policies and programs implement our executive compensation philosophy, including our emphasis on pay for performance. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

Accordingly, the Board recommends that our Stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our Stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our Stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board Recommends a Vote FOR the Approval of the Company’s Executive Compensation

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Proposal 3: Ratification of the Appointment of EY as the Independent Auditor of the Company for Fiscal Year 2021

The Audit Committee has appointed EY, an independent registered public accounting firm, as the auditor to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the fiscal year ended December 31, 2021. The appointment of EY is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of EY will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of EY and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of EY as the independent auditor of the Company for the fiscal year 2021 is hereby APPROVED, RATIFIED AND CONFIRMED.”

In the event the Stockholders do not ratify the appointment of EY, the Audit Committee will consider whether it should appoint an alternative firm.

The Board Recommends a Vote FOR the Ratification of the Appointment of EY as the Independent Auditor of the Company for Fiscal Year 2021

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Proposal 4: If Properly Presented, to Vote on a Non-Binding Stockholder Proposal Seeking to Adopt a By-Law to Subject any By-Law and Charter Amendments to a Stockholder Vote

The Company has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 intends to present the following proposal at our 2021 Annual Meeting of Stockholders. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 200 shares of the Company’s Common Stock. The Board and the Company accept no responsibility for the proposal and supporting statement. As required by SEC rules, the proposal and supporting statement are printed verbatim below. A Stockholder submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Stockholder proposal follows.

Proposal 4 - Make Bylaw and Charter Amendments Subject to Shareholder Vote

Shareholders request that the Board of Directors take the steps necessary to adopt a bylaw that requires any amendment to the bylaws or charter, that is approved by the board, shall be subject to a non-binding shareholder vote as soon as practical unless such amendment is already subject to a binding vote.

It is important that bylaw and charter amendments take into consideration the impact that such amendments can have on limiting the rights of shareholders and on reducing the accountability of directors and managers. For example, Directors could adopt an exclusive forum bylaw has been narrowly crafted to suit the unique circumstances facing the company. Or Directors could adopt rule to require shareholders to foot management’s legal bills if shareholders did not prevail 100% in suing management.

A proxy advisor recently adopted a policy to vote against directors who unilaterally adopt bylaw provisions or amendments to the articles of incorporation that materially diminish shareholder rights. A shareholder vote is the best form of shareholder engagement or shareholder outreach.

It is also important to gain a shareholder right to help make up for the 2020 loss of shareholder rights at the annual shareholder meeting. With the widespread use of online shareholder meetings shareholders no longer have the right to discuss concerns with other shareholders and with the directors at a shareholder meeting.

Shareholders are also severely restricted in making their views known at an online shareholder meeting because all challenging questions and comments can arbitrarily be screened out by management.

For instance Goodyear management became an example of turning an online shareholder meeting into a mute button meeting. Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 online shareholder meeting.
Please see:
Goodyear’s virtual meeting creates issues with shareholder
https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:
Goodyear Tire & Rubber Company, Shareholder Alert
https://www.sec.gov/Archives/edgar/data/42582/000121465920003216/d47201px14a6g.htm

With a deep slumping stock price Goodyear management simply did not want shareholders to hear constructive criticism.

It is also important for an enlightened AES Board of Directors to enable shareholders to have a more reasonable path to call for a special shareholder meeting. Currently it takes 30% of the AES shares that normally cast ballots at an annual meeting to call for a special shareholder meeting.

Management hardly needs to prepare for an online meeting because all challenging question can be screened out. And management can toss out casual answers to shareholders because shareholders have absolutely no opportunity to talk back. Plus there is hardly any cost for a meeting that has no location. If a shareholder has opposing arguments to a
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recently adopted amendment to the bylaws or charter by the directors, management can simply mute the shareholder at the annual online shareholder meeting.

Please vote yes to help make up for our loss of shareholder rights attributed to the pandemic:
Make Bylaw and Charter Amendments Subject to Shareholder Vote - Proposal 4

The Board’s and Management’s Statement in Opposition

The Board recommends that Stockholders vote AGAINST this Proposal 4.

Executive Summary

Proposal 4 requests that AES adopt a By-Law requiring any amendment to the Company’s By-Laws or Charter that is approved by the Board to be subject to a non-binding Stockholder vote. As further described below, AES Stockholders are already afforded greater and more effective rights to approve By-Law amendments than are sought by the proposal. The Board believes that adoption of such a By-Law is unnecessary and not in the best interests of Stockholders for the following reasons:

•Stockholders are provided the right to approve Charter amendments by Delaware law.
•Stockholders have the unfettered ability to amend our By-Laws under the Company’s governance documents and Delaware law.
•The Board’s unilateral ability to amend our By-Laws without Stockholder approval, coupled with Stockholders’ separate unilateral right to amend our By-Laws, promotes the best interests of AES and our Stockholders.
•Requiring a Stockholder vote for any By-Law or Charter amendment would impose an unnecessary administrative burden and expense on AES.
•We have a robust Stockholder engagement program that encourages our Stockholders to express their views to us at any time.
•The Company’s corporate governance policies and procedures reflect best practices and ensure that the Board is held accountable to our Stockholders.

Stockholders are provided the right to approve Charter amendments by Delaware law

Under Delaware law, any amendment to a company’s certificate of incorporation requires approval by a majority vote of Stockholders, except in limited circumstances such as effecting a name change or deleting historical references to the incorporator, initial Board of Directors, and original subscribers for shares. These limited exceptions to the requirement for Stockholder approval were specifically enacted by the Delaware legislature in 2014. They grant boards of directors flexibility and reduce time and expense in connection with the adoption of certain ministerial charter amendments. Because Delaware law already provides that Charter amendments, outside of these limited exceptions, must be approved by a majority of Stockholders, the proposal, as it relates to amendments to the Company’s Charter, is redundant and unnecessary. Stockholders are already substantially afforded the right to approve Charter amendments that is sought by the proposal.

Stockholders have the unfettered ability to amend our By-Laws under the Company’s governance documents and Delaware law

Under Delaware law and AES’ current By-Laws, Stockholders have the power to adopt, amend, and repeal the By-Laws. Such power may not be limited by the Board. If Stockholders are dissatisfied with any By-Law amendment approved by the Board, they have the authority, acting alone, to express their dissatisfaction through a non-binding Stockholder vote (as contemplated by the proposal) and override any prior Board-approved By-Law by approving their own subsequent amendments to the By-Laws. Because Delaware law and the Company’s current governance documents and policies already provide Stockholders a separate and binding right to amend the By-Laws, the proposal, as it relates to amendments to the By-Laws, is redundant and unnecessary. AES Stockholders are already afforded greater and more effective rights to approve By-Law amendments than are sought by the proposal.

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The Board’s unilateral ability to amend our By-Laws without Stockholder approval, coupled with Stockholders’ separate unilateral right to amend our By-Laws, promotes the best interests of AES and our Stockholders

In addition to Stockholders’ right to adopt, amend, and repeal the By-Laws, Delaware law also separately provides that a corporation may, in its charter, confer the power to adopt, amend, and repeal bylaws without Stockholder approval upon the corporation’s board of directors. AES has provided our Board such power under our Charter pursuant to Article VI, in addition to Stockholders’ separate right to amend the By-Laws. In considering and implementing amendments to the By-Laws, the Board must act in a manner consistent with its fiduciary duties of care and loyalty owed to the Company and our Stockholders, and may not adopt amendments inconsistent with law or our Charter. If Stockholders are dissatisfied with the Board’s exercise of its business judgment in amending certain By-Laws, they have effective recourse to modify the Company’s corporate governance framework, if necessary, through the adoption of their own By-Law amendments (at a Stockholder meeting or through written consent).

The flexibility provided by the Board’s ability to unilaterally amend the By-Laws is crucial to the efficient operation of the Company. Without it, the Board would have to wait for action at a Stockholder meeting to ensure the By-Law amendments are ultimately operable and finally effective, which would be an expensive and time-consuming process that could cause uncertainty regarding the legal effectiveness of such By-Law amendments and irreversible harm to the Company and its Stockholders in the interim. Under the proposal’s approval framework, the subsequent non-binding Stockholder vote would cast doubt upon the final effectiveness of any Board-approved By-Law amendment and impair the Board’s ability to approve By-Law amendments expeditiously free from the uncertainty of a Stockholder vote on such amendments at a later date.

We believe that empowering our Stockholders with their own right to amend our By-Laws, in addition to our Board’s separate and unhindered power to do so, is the most appropriate framework to effectively and efficiently promote the best interests of the Company and our Stockholders. Such a framework preserves the Board’s flexibility to respond to unforeseen circumstances and contingencies, including changes in applicable laws, accepted corporate practices, and the management of corporate affairs, without restricting the rights of Stockholders to express their views through approval of their own By-Law amendments.
Requiring a Stockholder vote for any By-Law or Charter amendment would impose an unnecessary administrative burden and expense on AES

AES is a widely held public company. Seeking Stockholder approval for each proposal is a burdensome and expensive process and could unduly delay and hinder effective and efficient execution of important business initiatives that are part of the day-to-day running of the business. For example, the By-Laws contain provisions governing Board administrative matters such as the time, place, and notice of Board meetings. A Stockholder vote on such matters would be of no interest to Stockholders, waste Company resources in connection with submitting such By-Law amendments to a Stockholder vote, and also prevent the Board from fully executing on ministerial matters that could improve the functioning of the Board. Similarly, the Board should be able to amend expeditiously and without any specter of uncertainty created by a Stockholder vote items such as officer titles and duties set forth in the By-Laws in connection with attracting new officer talent, officer promotions and/or succession planning for its senior executive team.

The Proposal, if adopted, would require a Stockholder vote for any change to By-Law provisions and also require AES to file a preliminary proxy statement because of the inclusion of such a management proposal. The filing of a preliminary proxy statement would lead to additional costs to AES, open the proxy statement to potential review by the SEC before filing the definitive proxy statement for that annual meeting, and could ultimately prevent AES from filing its definitive proxy statement within the required time period to comply with applicable legal requirements for the scheduled annual meeting date. Because of the substantial costs and burdens associated with a time-consuming and expensive Stockholder approval process, and lack of commensurate value to our business and our Stockholders, we believe that the Board should retain the right to amend By-Law provisions without requiring Stockholder involvement.

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We have a robust Stockholder engagement program that encourages our Stockholders to express their views to us at any time

Our Board is dedicated to being responsive and accountable to our Stockholders. We place great value on Stockholder outreach and engage regularly with our investors to gain insight into their views on governance issues, environmental, social and sustainability matters, and executive compensation. We seek a collaborative and mutually beneficial approach to issues of importance to our Stockholders and aim to ensure that our policies and practices are informed by, and generally are in line with, our Stockholders’ expectations. We have taken steps to assess and refine our policies and procedures to account for evolving best practices and to address feedback provided by our Stockholders and other stakeholders, including the following within the last six years:

•Adopting By-Law amendments providing Stockholders with the right to call a special meeting;
•Adopting By-Law amendments providing for proxy access;
•Issuing a Climate Scenario Report adopting the recommendations issued by the Task Force on Climate-related Financial Disclosures; and
•Engaging in Stockholder outreach through in-person and teleconference meetings as described, for 2020, in 2020 Stockholder Engagement Program on page 7 of this Proxy Statement.

Our Stockholders also express their views at each annual meeting of Stockholders through annual director elections and by voting on our executive compensation programs pursuant to the annually-submitted Say on Pay proposal, as well as at periodic investor conferences. We believe that these forums and procedures allow sufficient opportunities for Stockholders to communicate with us and express their views such that the By-Law and Charter amendment procedures presented by the proposal are unnecessary.
The Company’s corporate governance policies and procedures reflect best practices and ensure that the Board is held accountable to our Stockholders

The Board believes that the Company’s existing governance structure is in line with best practices, promotes director accountability, and benefits and protects our Stockholders’ interests. The Board is accountable to AES’ Stockholders through its governance framework. Stockholder rights are embedded in the Company’s governing documents as highlighted in the Proxy Statement Summary on page 6 and further described in Corporate Governance Practices beginning on page 9 of this Proxy Statement.

Conclusion

In summary, we believe our current By-Law and Charter amendment procedures, which already grant our Stockholders the right to approve Charter amendments and the right to amend our By-Laws, are consistent with existing best practices and Delaware law, and strike the appropriate balance between Stockholder and Board roles with respect to AES. Adopting the By-Law contemplated by the proposal would result in the implementation of a costly, unnecessary, and redundant Stockholder approval process that we believe is a hindrance to the Company’s ability to operate efficiently and effectively, and is furthermore unnecessary to protect the interests of our Stockholders.

We place great value on Stockholder input and believe that our current governance practices, together with our robust Stockholder engagement program and responsiveness to Stockholders’ views and concerns, substantially address the objectives of the By-Law amendment requested by Proposal 4. Accordingly, the Board believes that adoption of the By-Law contemplated by the proposal is not appropriate and is not in the best interests of our Stockholders. In light of the foregoing, the Board is recommending a vote against Proposal 4.

The Board Recommends a Vote AGAINST This Stockholder Proposal

2021 Proxy Statement | 78

Questions and Answers Regarding the Proxy Statement and Annual Meeting
What is the record date?
The record date for the Annual Meeting is March 1, 2021. The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Each share of common stock is entitled to one vote.
How do I attend and participate in the virtual meeting?
Stockholders may attend and participate in the Annual Meeting via the internet by visiting www.meetingcenter.io/201913255. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of the Common Stock if you participate electronically. You will need the 16-digit control number set forth on your Notice, Proxy Card or voting instruction card to join the meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting as described in this Proxy Statement.
How does a Stockholder submit a vote on a proposal?
A Stockholder may vote via the internet prior to or during the Annual Meeting. A Stockholder may also vote by telephone or by marking, signing, dating and returning a Proxy Card to the Office of the Corporate Secretary at 4300 Wilson Boulevard, Arlington, Virginia 22203. Instructions on how to vote by phone or via the internet are set forth in the Notice or Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions will be set forth in the voting instruction card provided by your broker or other intermediary.
What are the approval requirements?
If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of common stock is entitled to one vote on each proposal contained herein. Generally, except as otherwise provided by law, rule, AES’ Charter or our By-Laws, the affirmative vote of a majority of the shares of common stock present in person (including virtually) or represented by Proxy at the meeting and entitled to vote on the matter is required for approval of each proposal, including for the election of Directors (in accordance with Section 216 and subject to Section 141(b) of the Delaware General Corporation Law).
In tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, the advisory approval of the Company’s executive compensation, and the stockholder proposal. However, brokers may vote their clients’ shares on “routine” proposals such as the proposal seeking ratification of EY as the independent registered public accounting firm for fiscal year 2021. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by Proxy. Under our By-Laws, the presence, in person (including virtually) or represented by Proxy, of a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum, except as otherwise provided by statute or by the Charter. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting.
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May a Stockholder change or revoke a vote?
Stockholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or via the internet, or participate in the Annual Meeting and vote online during the Annual Meeting. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares during the meeting.
Are voting records confidential?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.
How does the Company solicit proxies?
The Company will solicit Proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of Proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting Proxies from Stockholders and we will pay a fee estimated at $14,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our Common Stock.
How may a Stockholder submit future Stockholder proposals?
SEC rules permit Stockholders to submit proposals for inclusion in the Company’s proxy statement if the Stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.
•Where to send Stockholder proposals. Any Stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Office of the Corporate Secretary, located at The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.
•Deadline for Stockholder proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the release of the prior year’s proxy material (i.e., by November 11, 2021), unless the date of our 2022 Annual Meeting is changed by more than 30 days from April 22, 2022 (the one-year anniversary date of the Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.
•Information to include in Stockholder proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.
Our By-Laws establish certain requirements for proposals a Stockholder wishes to present at the 2022 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Office of the Corporate Secretary at the address set forth above by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (no later than January 22, 2022 and no earlier than December 23, 2021 for the 2022 Annual Meeting); provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2022 Annual Meeting, or if no such meeting was held, notice by the Stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting, or the 10th day following the day on which public announcement (as defined in Section 2.15(D) of the By-Laws) of the date of such annual meeting is first made by the Company. In no event shall adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. As described in Sections 2.15(B) and 2.16 of our By-Laws, the notice must contain certain information, including, without limitation, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the meeting.

2021 Proxy Statement | 80

How may a Stockholder nominate a Director?

Our By-Laws set forth the procedures for Stockholder nominations of Directors.
•Stockholder nomination of Directors. As described in Section 9.01 of our By-Laws, nominations of persons eligible for election to the Board may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder of record at the time of giving of the notice and who at the time of the meeting is entitled to vote at such meeting, and who provides the required notice in accordance with Section 9.01(C) of our By-Laws.
•Timing for notice (other than proxy access procedures). The written notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Office of the Corporate Secretary at the address set forth above (a) with respect to an election to be held at an annual meeting of Stockholders, generally not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (as described above) and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors (other than a Stockholder Requested Special Meeting, as such term is defined in the By-Laws), the close of business (as defined in the By-Laws) on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.
How may a Stockholders submit a Director nominee to be included in the Company’s Proxy Statement and Form of Proxy (Proxy Access)?

The Company will include in its proxy statement and on its form of proxy the name of a Director nominee submitted pursuant to Section 9.02 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a Stockholder or a group of no more than 20 Stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.

•Deadline for notice. The Stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting (no earlier than November 23, 2021 an no later than December 23, 2021 for the 2022 Annual Meeting). In the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder notice as described above.
•Other conditions. The ability to include proxy access nominees in the Company’s proxy materials is subject to a number of other requirements, conditions and limitations that are set forth in the By-Laws.
The chairperson of the annual meeting may refuse to acknowledge the introduction of any Stockholder proposal or Director nomination not made in compliance with the foregoing procedures.
What is Householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more Stockholders sharing the same address by delivering a single copy of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies, when paper copies of the proxy materials have been requested. AES and some brokers household proxy materials, delivering a single Proxy Statement, Annual Report and Notice to multiple Stockholders sharing an address unless contrary instructions have been received from the
2021 Proxy Statement | 81

affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until we or the broker are otherwise notified or until the Stockholder revokes such consent. If, at any time, such Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares as provided in the next paragraph.

Any beneficial owner who has received a single copy of the Proxy Statement, AES Form 10-K or Notice at a shared address can request to receive a separate copy of the Proxy Statement, AES Form 10-K or Notice for this meeting by written or oral request and we will promptly deliver a separate copy in the format requested. To receive separate copies of those materials for this or for future meetings, please request by telephone, internet or e-mail by following the instructions below. Please note you must include your 16-digit control number when requesting a copy of the materials. To facilitate timely delivery, all requests for a paper copy of the materials must be received by April 10, 2021.

•Internet - Go to www.envisionreports.com/aes. Click “Cast Your Vote or Request Materials”
•Phone - Call Computershare at (866) 641-4278
•Email - Send an email to investorvote@computershare.com with “Proxy Materials The AES Corporation” in the subject line. Include your full name and address, plus your 16-digit control number, and state that you want a paper copy of the Annual Meeting materials.

If you are receiving more than one copy of this Proxy Statement, the AES Form 10-K or the Notice at a single address and would like to participate in householding in the future, please contact us using one of the methods noted above.
How can I receive an additional copy of the Annual Report on Form 10-K?
Any Stockholder who desires an additional copy of the AES Form 10-K (including the financial statements and financial schedules) filed on February 25, 2021 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy of the AES Form 10-K by visiting the Company’s website at https://www.aes.com.

2021 Proxy Statement | 82

The AES Corporation
4300 Wilson Boulevard
Arlington, VA 22203
USA
703.522.1315
www.aes.com

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/aes** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/aes

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — The Board of Directors recommends a vote FOR each Nominee listed in Proposal 1 and FOR Proposals 2 and 3 and AGAINST Proposal 4.**

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Janet G. Davidson	☐	☐	☐
02 - Andrés R. Gluski	☐	☐	☐
03 - Tarun Khanna	☐	☐	☐
04 - Holly K. Koeppel	☐	☐	☐
05 - Julia M. Laulis	☐	☐	☐
06 - James H. Miller	☐	☐	☐
07 - Alain Monié	☐	☐	☐
08 - John B. Morse, Jr.	☐	☐	☐
09 - Moisés Naím	☐	☐	☐
10 - Teresa M. Sebastian	☐	☐	☐

B **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

1UPX 493027

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03E3GC

The 2021 Annual Meeting of Stockholders of The AES Corporation will be held on Thursday, April 22, 2021 at 9:30 A.M. EDT, virtually via the internet at www.meetingcenter.io/201913255.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — AES2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The materials are available at: www.envisionreports.com/aes

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/aes

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of The AES Corporation for the Annual Meeting to be held on April 22, 2021

The Undersigned hereby appoints Andrés R. Gluski and Paul L. Freedman, or either of them, and any substitute or substitutes, to be the attorneys and Proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 9:30 a.m. EDT on Thursday, April 22, 2021 virtually via live broadcast as indicated above, or at any adjournment or postponement thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned is entitled to vote, including with all the powers which the undersigned would possess if personally present at the meeting, and at any adjournment or postponement thereof, relating to the following proposals: the election of each of the Nominees listed on the reverse side of this card (Proposal 1), to approve, on an advisory basis, the Company's executive compensation (Proposal 2), to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal year 2021 (Proposal 3), and to vote on a non-binding Stockholder proposal seeking to adopt a by-law to subject any by-law or charter amendments to a Stockholder vote (Proposal 4).

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR each Nominee listed in Proposal 1 and FOR Proposals 2 and 3 and AGAINST Proposal 4. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Your vote is important. Please vote immediately.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.